UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Krispy Kreme, Inc.
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2025

Notice of Annual Meeting of Stockholders & Proxy Statement

April 28, 2025

Dear Stockholders,

Reflecting on 2024, I am pleased with our progress in achieving critical strategic milestones during our transformation to become a better and bigger Krispy Kreme.

During the year, we simplified the business by divesting our controlling interest in Insomnia Cookies, restructuring our management teams, and beginning to take steps to outsource U.S. logistics. Additionally, we’ve added national partners in the U.S. and expanded our international business through franchise operations and JV partnerships, all to sharpen our focus on our largest growth opportunities: profitable U.S. delivered fresh daily expansion and the wider adoption of our capital-light international franchise model.

The significant milestones we achieved in 2024 align our long-term business strategies directly to our powerful brand, enabling us to focus on what we do best: making and delivering fresh, delicious doughnuts to more consumers, in more places, every day. I would like to thank our Krispy Kremers for their hard work and efforts last year in creating sweet moments of joy and meaningful connections for our consumers.

As we look forward, the Board has nominated a refreshed slate of directors at a pivotal point in our journey. We believe the new skills and experience to be added to the Board will be valuable for me and the management team as we continue to execute our transformation into a bigger and better Krispy Kreme.

The Board is pleased to nominate Bernardo Hees, Patrick Grismer, Easwaran Sundaram and Gordon von Bretten as new directors. Our slate of directors has decades of experience working with companies in the food retail and consumer goods industries and brings a strong mix of relevant experience to the Board. Following the election of directors at the 2025 annual meeting of stockholders, the Board expects to establish a Strategy and Operating Committee, chaired by Bernardo. You can read more about the distinct skills and experience that each of the director nominees will bring to our Board in the accompanying Proxy Statement.

I’d like to thank our Board Chair Olivier Goudet, who will step down at the 2025 annual meeting, for his long-term commitment to Krispy Kreme. Serving since 2016, Olivier made many valuable contributions including his leadership through our IPO and the pandemic. I’d also like to thank directors David Bell, Paul Michaels, Debbie Roberts, Philip Telfer, and Michelle Weese who will also step down at the 2025 annual meeting. It has been a privilege to serve with these talented and dedicated individuals. The Board expects to elect our next Chair following the annual meeting.

We greatly appreciate your vote of support and confidence in the company. Our management team and Board of Directors remains committed to delivering stockholder value. I encourage you to carefully read the accompanying Proxy Statement and vote your shares in support of the Board’s recommendations on each proposal.

Josh Charlesworth

President and CEO

Krispy Kreme

Notice of 2025 Annual Meeting of
Stockholders

To Our Stockholders,

Notice is hereby given that the virtual annual meeting of stockholders (the “2025 Annual Meeting”) of Krispy Kreme, Inc., a Delaware corporation (the “Company”), will be held on June 17, 2025, at 10:00 a.m. ET. You can virtually attend the 2025 Annual Meeting online by visiting www.proxydocs.com/DNUT and entering the control number provided on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

Items of Business

1.  To elect each of the nine director nominees named in the accompanying Proxy Statement to hold office for a one-year term and until his or her successor shall have been elected and qualified;

2.  To approve an advisory resolution regarding the Company’s executive compensation;

3.  To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2025; and

4.  To transact such other business as may properly come before the 2025 Annual Meeting or any adjournment thereof.

Who May Vote: Holders of Company common stock at the close of business on April 21, 2025. A list of stockholders will be accessible prior to the 2025 Annual Meeting upon request from the Corporate Secretary and during the 2025 Annual Meeting by visiting the meeting website referenced above.

Distribution Date: A Notice of Internet Availability of Proxy Materials or the Proxy Statement is first being sent to stockholders on or about April 28, 2025.

Your vote is very important. To ensure your representation at the 2025 Annual Meeting, please submit your vote through the internet or by telephone, or complete and return your proxy card if you received a paper copy of the proxy materials. Whether or not you plan to attend the meeting, we urge you to vote.

Atiba Adams

Corporate Secretary

Meeting Information
Date: Time:	June 17, 2025 10:00 a.m., Eastern Time
Location:	Virtual Meeting www.proxydocs.com/DNUT
How to Vote
By Internet visit www.proxypush.com/DNUT
By Telephone call 1-866-475-0865

By Mail

Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting to be held on June 17, 2025:

The Company’s Annual Report for the year ended December 29, 2024 and Proxy Statement for the 2025 Annual Meeting are available at www.proxydocs.com/DNUT by entering the control number provided on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

1	Proxy Statement Summary

1	2025 Annual Meeting Information

1	Meeting Agenda and Voting Recommendations

1	Krispy Kreme – A Beloved Sweet Treat Brand

2	Fiscal Year 2024 Company Highlights

2	2025 Director Nominees

3	Corporate Governance Highlights

3	Executive Compensation Highlights

4	Proposal 1: Election of Directors

4	Proposal Summary

4	Vote Required

4	Director Nomination Process

4	Board Composition, Qualifications, and Diversity

5	Director Independence

5	Director Nominee Biographies

13	Director Compensation

15	Corporate Governance Practices

15	Board Leadership Structure

15	Board Meetings

15	Committees

17	The Board’s Oversight Responsibilities

17	Board and Committee Evaluations

17	Code of Conduct

18	Be Sweet in All That We Do

18	Certain Relationships and Related Party Transactions

19	Delinquent Section 16(a) Reports

20	Where to Find More Information

20	Stockholder Outreach and Communications with the Board

21	Executive Officers

23	Proposal 2: Advisory Resolution to Approve Executive Compensation

23	Vote Required

24	Compensation Discussion and Analysis (CD&A)

24	Introduction

24	Our 2024 Stockholder Say-on-Pay Vote

24	Principles and Governance

27	Summary of Principal Compensation Elements – Design and Rationale

28	2024 Base Salary

28	2024 Annual Incentive Plan (AIP)

29	2024 Long-Term Incentive Plan (LTIP)

32	Benefits and Perquisites

32	Defined Contribution (401(k) Savings) Plan

32	Pension Benefits and Non-Qualified Deferred Compensation

32	Employment Agreements and Change in Control Arrangements

33	Timing of Certain Equity Awards

33	Insider Trading and Clawback Policies

33	Report of the Remuneration and Nomination Committee

34	Executive Compensation Tables

34	2024 Summary Compensation Table

35	2024 Grants of Plan-Based Awards

36	Outstanding Equity Awards at 2024 Fiscal Year-End

38	2024 Stock Options Exercised and Stock Vested

38	Employment Agreements

38	Equity Treatment Upon Termination Scenarios

39	Potential Payments Upon Termination or Change in Control

41	Equity Compensation Plan Information

42	CEO Pay Ratio

43	Pay vs. Performance

46	Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

46	Vote Required

46	Independent Registered Public Accounting Firm’s Fees

47	Report of the Audit and Finance Committee

48	Ownership of Our Equity Securities

48	Directors and Executive Officers

49	Beneficial Owners of More than 5% of Our Common Stock

50	Other Matters

50	Stockholder Proposals for the 2026 Annual Meeting

50	Householding

51	Questions and Answers About the Annual Meeting

56	Cautionary Note Regarding Forward-Looking Statements

57	Appendix A – Non-GAAP Financial Measures

58	Reconciliation of Non-GAAP Financial Measures

2025 Proxy Statement

Proxy Statement Summary

This summary highlights certain information regarding the performance, corporate governance, and compensation practices of Krispy Kreme, Inc. (“KKI” or the “Company”). Stockholders are encouraged to read this entire Proxy Statement and the Company’s Annual Report for the fiscal year ended December 29, 2024, carefully before voting. Unless otherwise specified or the context otherwise requires, references to “we,” “us,” and “our” in this Proxy Statement refer to Krispy Kreme, Inc.

2025 Annual Meeting Information

How to Vote
Date: Time:	June 17, 2025 10:00 a.m., Eastern Time	By Internet visit www.proxypush.com/DNUT
Location:	Virtual Meeting www.proxydocs.com/DNUT	By Telephone call 1-866-475-0865

By Mail

Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting to be held on June 17, 2025:

The Company’s Annual Report for the year ended December 29, 2024 and Proxy Statement for the 2025 Annual Meeting are available at www.proxydocs.com/DNUT by entering the control number provided on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

Meeting Agenda and Voting Recommendations

Proposal	Board’s Voting Recommendation	Page Reference
1. Election of Nine Directors	FOR	4
2. Advisory Resolution to Approve the Company’s Executive Compensation	FOR	23
3. Ratification of Grant Thornton LLP’s Appointment as the Company’s Independent Auditor for 2025	FOR	46

Krispy Kreme—A Beloved Sweet Treat Brand

Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in 40 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a growing digital business. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities, and the planet.

2025 Proxy Statement | 1

PROXY STATEMENT SUMMARY

Fiscal Year 2024 Company Highlights

Fiscal Year 2024 Company Highlights

•

In fiscal year 2024, KKI delivered several financial and strategic milestones in our transformation to becoming a better and bigger Krispy Kreme, with net revenue of $1.7 billion and organic revenue[1] growth of 5%. We simplified the business by divesting our controlling interest in Insomnia Cookies Holdings, LLC (“Insomnia Cookies” and such divestiture, the “Insomnia Cookies Divestiture”), we added national distribution partners in the U.S., and we restructured our management teams to fully focus on our largest growth opportunities: profitable U.S. delivered fresh daily expansion and the wider adoption of our capital-light international franchise model.

•	Net Income in fiscal year 2024 was $3.8 million, driven by the Insomnia Cookies Divestiture. Adjusted EBITDA[1] was $193.5 million as the Company grew through delivered fresh daily.

•

Our operations expanded to 40 countries with more than 17,500 global points of access. We also began efforts to invest ahead of growth, including spotlighting our core offering, the iconic Original Glazed doughnut, focusing on national distribution partners, working towards outsourcing of U.S. logistics, evaluating refranchising certain international markets, and strengthening our performance-based culture.

2025 Director Nominees

NAME	PRINCIPAL OCCUPATION	INDEPENDENT	AUDIT & FINANCE	REMUNERATION & NOMINATION	# OF PUBLIC CO. BOARDS (incl. KKI, as applicable)

Marissa Andrada	Former Chief Diversity, Inclusion and People Officer of Chipotle Mexican Grill	✓		Chair	1

Patricia Capel	Senior Partner of JAB				2

Joshua Charlesworth	President and CEO of KKI				1

David Deno	Former CEO of Bloomin’ Brands, Inc.	✓	Chair		1

Patrick Grismer	Former EVP & CFO of Starbucks Coffee Company	✓	✓ (upon election)		0

Bernardo Hees	Operating Partner of The Cranemere Holdings Group				2

Gerhard Pleuhs	Former EVP & GC of Mondelēz International, Inc.	Lead	✓	✓	1

Easwaran Sundaram	Operating Executive of Tailwind Capital	✓			2

Gordon von Bretten	Senior Partner of JAB				1

[1]	See Appendix A for more information about non-GAAP financial measures and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measure.

2 | Krispy Kreme, Inc.

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Corporate Governance Highlights

Board Diversity and Independence

•	The Board has nominated a refreshed slate of nine directors, with a majority of independent director nominees (5 of 9) and non-employee director nominees (8 of 9)
•	The Board’s Audit and Finance Committee and Remuneration and Nomination Committee are composed solely of independent directors
•	The Board has appointed a Lead Independent Director
•	The Board has 2 female director nominees
•	A female director chairs the Remuneration and Nomination Committee
•	The Board has 3 director nominees who are racially and ethnically diverse, with one Hispanic or Latinx director nominee and two Asian director nominees
•	Three director nominees are affiliated with our largest stockholder, JAB Holdings B.V. (together with its affiliates, “JAB”), which owns approximately 44% of our common stock

Board Practices and Policies

•	Annual election of all directors
•	Annual Board and Committee evaluations
•	Executive sessions of independent directors
•	Directors limited to serving on no more than four public company boards (including KKI)
•	Adoption by the Board of Corporate Governance Principles

Oversight of our Risk, Strategy, Ethics, and Responsibility

•

Full Board responsible for risk oversight, including legal, compliance, strategic, operational, and financial risks and the Company’s enterprise risk management program, with specific areas delegated to relevant Board committees

•	Code of Conduct applies to all directors, officers, and employees
•	The Board and Global Leadership Team share oversight of our social and environmental strategies, which we refer to as our “Responsibility” strategy
•	Full Board approves and oversees the strategic direction for the Company and oversees the execution of the Company’s strategic plan
•	Global Leadership Team develops and executes the Company’s strategic plan with guidance and expectations set by the Board

Executive Compensation Highlights

•	The Remuneration and Nomination Committee designs and reviews our executive compensation program to encourage, reinforce, and reward delivery of stockholder value
•	Strong pay-for-performance philosophy designed to link pay to Company’s financial and market performance
•	Significant levels of direct investment and stock ownership required for all executive officers
•	Lengthy vesting periods for all equity awards
•	Independent compensation consultant reporting to the Remuneration and Nomination Committee
•	No excise tax gross ups
•	Clawback policy applicable to all incentive compensation programs
•	Double-trigger vesting upon a change in control
•	Hedging is prohibited for executive officers
•	Minimal perquisites

2025 Proxy Statement | 3

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board recommends that you vote “FOR” the election of all director nominees.

Proposal Summary

The Board has nominated the nine candidates named in this proposal for election as directors at the 2025 Annual Meeting. Directors are elected annually, and each will serve until his or her term expires at the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Our Board is currently comprised of 11 directors. The Board has nominated the following nine individuals to stand for election at the 2025 Annual Meeting: Marissa Andrada, Patricia Capel, Joshua Charlesworth, David Deno, Patrick Grismer, Bernardo Hees, Gerhard Pleuhs, Easwaran Sundaram, and Gordon von Bretten. The Board did not nominate David Bell, Olivier Goudet, Paul Michaels, Debbie Roberts, Philip Telfer, or Michelle Weese for re-election at the 2025 Annual Meeting, and each will continue to serve as a director through the conclusion of the 2025 Annual Meeting, when their current term expires. The number of Directors constituting the Board will be reduced from 11 to nine upon the election of directors at the 2025 Annual Meeting.

Vote Required

For each director nominee to be elected, votes cast “FOR” a nominee must exceed votes cast “AGAINST” that nominee. A failure to vote, a broker non-vote or an abstention will not be counted as having been voted on the applicable nominee, and therefore will have no effect on the vote.

Director Nomination Process

The Board is responsible for nominating the Company’s director candidates, with assistance in identifying and recommending nominees from the Remuneration and Nomination Committee. The Remuneration and Nomination Committee uses a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Remuneration and Nomination Committee through management, current Board members, stockholders, an independent search firm, or other sources. Pursuant to the Investor Rights Agreement with JAB, the Company consults with JAB, and gives good faith consideration to JAB’s views, with respect to the composition of the Board from time to time. Following search and recruiting efforts with the assistance of members of the Board and our largest stockholder, JAB, the Board recommended four new nominees to stand for election at the 2025 Annual Meeting. The Remuneration and Nomination Committee will evaluate Board candidates recommended by stockholders in the same manner as candidates recommended by management or current Board members. Stockholder recommendations for Board candidates should be sent to Krispy Kreme, Inc., Attn: Corporate Secretary, 2116 Hawkins Street, Charlotte, NC 28203.

Members of the Remuneration and Nomination Committee, the Lead Independent Director of the Board, and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates. The Remuneration and Nomination Committee reviews the background of all potential nominees and determines whether such candidates individually possess the personal and professional attributes necessary to be a director. Any feedback obtained through the Board’s annual self-evaluation process with respect to the ability of individual directors to contribute to the Board is also considered in connection with the nomination process.

Board Composition, Qualifications, and Diversity

The Board is committed to the ongoing review of Board composition and discusses the skills and characteristics required of KKI directors in the context of the current makeup of the Board, the operating requirements of the Company, and the long-term interests of stockholders. The Remuneration and Nomination Committee also reviews the collective experience of the Board and makes recommendations to the Board regarding the appropriate mix of skillsets, qualifications, and attributes of the Board as a whole.

4 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Board Composition, Qualifications, and Diversity

The Board seeks candidates with diverse personal backgrounds and experiences who are committed to active participation, fresh perspectives, and providing constructive feedback to management. Our Board prioritizes candidates with proven executive leadership capabilities; public company board experience, consumer product industry expertise; strategic planning experience; experience with retail omni channel strategies and digital and operational innovation; financial and accounting skills; and corporate governance, regulatory and risk management experience.

With respect to diversity, the Board may consider such factors as diversity in viewpoint, professional experience, education, international experience, skills, and other individual qualifications and attributes that contribute to board diversity. The Board has two female director nominees, one of whom chairs our Remuneration and Nomination Committee. In addition, the Board has three director nominees who are racially and ethnically diverse, with one Hispanic or Latinx director nominee and two Asian director nominees.

Director Independence

Our Board has determined that each of Ms. Andrada, Mr. Deno, Mr. Grismer, Mr. Michaels, Mr. Pleuhs, Mr. Sundaram, Mr. Telfer, and Ms. Weese is “independent” under the listing requirements of Nasdaq. In making these determinations, our Board reviewed and discussed information provided by the director or director nominee and management with regard to the business and personal activities and relationships of such directors and director nominees as they may relate to us and our management, including the beneficial ownership of our common stock by each director or director nominee and any transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.” In addition to determining whether each director or director nominee satisfies Nasdaq’s director independence requirements, our Board has also determined that each of Mr. Deno, Mr. Grismer, Mr. Michaels, Mr. Pleuhs, Mr. Sundaram and Mr. Telfer satisfies the additional independence requirements and standards imposed by the Securities and Exchange Commission (the “SEC”) and Nasdaq for audit committee members, and that each of Ms. Andrada, Mr. Grismer, Mr. Michaels, Mr. Pleuhs, and Mr. Sundaram satisfies the additional independence requirements and standards imposed by the SEC and Nasdaq for compensation committee members.

There are no family relationships among any of our directors, director nominees or executive officers.

Director Nominee Biographies

MARISSA ANDRADA FORMER CHIEF DIVERSITY, INCLUSION AND PEOPLE OFFICER, CHIPOTLE MEXICAN GRILL

Age 57 Director Since 2022 Committee Membership: • Remunerationand Nomination (Chair)

Biographical Information

Marissa Andrada has served as a member of our Board since February 2022. Ms. Andrada served as Chief Diversity, Inclusion and People Officer of Chipotle Mexican Grill (NYSE: CMG, “Chipotle”) from July 2020 to August 2022. She served as Chipotle’s Chief People Officer from April 2018 to June 2020. Prior to joining Chipotle, Ms. Andrada served as Senior Vice President of Human Resources & Chief Human Resources Officer of Kate Spade & Company/tapestry (Coach, Inc.) from July 2016 to October 2017. From November 2010 to March 2016, she held various Senior Vice President positions at Starbucks Coffee Company (NASDAQ: SBUX). She has also served as the head of human resources for various other companies, including GameStop Corporation (NYSE: GME) and Red Bull North America, Inc.

Qualifications

Ms. Andrada holds an M.B.A. from Pepperdine University and a B.S. in Business Administration from California State Polytechnic University at Pomona. We believe that Ms. Andrada’s significant experience in the quick service restaurant and retail industries qualifies her to serve on our Board.

2025 Proxy Statement | 5

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

PATRICIA CAPEL SENIOR PARTNER, JAB HOLDING COMPANY

Age 52 Director Since 2024 Committee Membership: • N/A

Biographical Information

Patricia Capel has served as a member of our Board since June 2024. She previously served as a member of our Board from April 2021 to September 2022. Ms. Capel is currently a Senior Partner at JAB Holding Company, where she joined as a Partner in 2021. Prior to that, Ms. Capel spent 25 years at AB InBev and Ambev, where she most recently led the commercial operations in Chile, Bolivia and Paraguay. Ms. Capel has extensive global experience including in the United States, Russia, Latin America, Belgium, and Canada. At AB InBev, she held numerous roles, including VP Finance and VP of Global People. Ms. Capel has also worked at PricewaterhouseCoopers LLC and Cargill Agricola. Ms. Capel is currently a member of the board of directors of JDE Peets N.V. (AMS:JDEP), Panera Brands, Inc., and several other JAB controlled companies.

Qualifications

Ms. Capel holds a Bachelor’s degree in Business Administration from Universidade de Sao Paulo, and an M.B.A. from Business School Sao Paulo. We believe that Ms. Capel’s significant experience with global companies and expertise in the consumer products industry qualifies her to serve on our Board.

JOSHUA CHARLESWORTH PRESIDENT AND CHIEF EXECUTIVE OFFICER, KKI

Age 50 Director Since 2024 Committee Membership: • N/A

Biographical Information

Joshua Charlesworth has served as a member of our Board and as our President and Chief Executive Officer since January 2024. He served as our Global President from June 2022 to December 2023 and our Chief Operating Officer from May 2019 to December 2023. Mr. Charlesworth served as our Chief Financial Officer from April 2017 to January 2023 and our Corporate Secretary from July 2018 to August 2020. Prior to joining Krispy Kreme, Mr. Charlesworth held various leadership positions at Mars, Incorporated. He most recently served as Global Chief Financial Officer of Mars Chocolate from January 2015 to April 2017.

Qualifications

Mr. Charlesworth holds a B.Sc. in Economics from the London School of Economics and is a member of the Chartered Institute of Management Accountants. We believe Mr. Charlesworth’s extensive executive-level experience in the food and retail industries, as well as his role as our President and Chief Executive Officer, qualifies him to serve on our Board.

6 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

DAVID DENO FORMER CHIEF EXECUTIVE OFFICER, BLOOMIN’ BRANDS, INC.

Age 67 Director Since 2016 Committee Membership: • Auditand Finance (Chair)

Biographical Information

David Deno has served as a member of our Board since September 2016. Mr. Deno is the retired Chief Executive Officer of Bloomin’ Brands, Inc. (NASDAQ: BLMN, “Bloomin’ Brands”), a position he held from March 2019 to December 2024. Mr. Deno served as the Chief Financial and Administrative Officer of Bloomin’ Brands from 2012 to 2019. As Chief Financial Officer of Bloomin’ Brands, Mr. Deno led the company’s successful initial public offering, including establishing financial processes and systems to enable continued success, led the company through the difficult COVID period, and executed a successful strategy including investments in the U.S. brands and Brazilian team to enable the company to operate as one of the top casual dining restaurant companies in the world. Mr. Deno’s career has included more than 15 years in senior level operations and financial positions at PepsiCo, Inc. (NASDAQ: PEP) and YUM! Brands, Inc. (NYSE: YUM, formerly a subsidiary of PepsiCo) where he served as Chief Financial Officer and then Chief Operating Officer. As Chief Financial Officer at YUM! Brands, he helped set the strategy for a new public company and establish financial processes and systems to enable success. As a result, YUM! grew its U.S. and International business significantly, resulting in a significant increase in shareholder value. He previously served as a member of the board of directors of Bloomin’ Brands, Peet’s Coffee, and Caribou/Einstein Bagels. Mr. Deno is currently a member of the board of directors of Panera Brands.

Qualifications

Mr. Deno holds a B.A. in Economics and Political Science from Macalester College and an M.B.A. from the University of Michigan. We believe that Mr. Deno’s experience working with global brands in the consumer products industry, extensive management experience as a Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, and deep understanding of financial control matters qualifies him to serve on our Board.

2025 Proxy Statement | 7

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

PATRICK GRISMER FORMER EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER, STARBUCKS COFFEE COMPANY

Age 63 Director Nominee Committee Membership: • AuditCommittee (upon election)

Biographical Information

Patrick Grismer served as Executive Vice President & Chief Financial Officer of Starbucks Coffee Company (NASDAQ: SBUX) from November 2018 to February 2021, and as Special Advisor to the CEO from February 2021 to April 2021. From March 2016 to November 2018, Mr. Grismer served as Executive Vice President & Chief Financial Officer of Hyatt Hotels Corporation (NYSE: H). Prior to that, Mr. Grismer spent nearly 14 years with Yum! Brands, Inc. (NYSE: YUM), a global quick-service restaurant company, in a number of executive roles, including serving as Chief Financial Officer of Yum! Brands, Inc. from May 2012 to February 2016. Prior to that, Mr. Grismer served in various leadership positions at The Walt Disney Company (NYSE: DIS) from 1990 to 2000, including Vice President of Business Planning & Development for The Disneyland Resort and Chief Financial Officer for Disney Vacation Club. Mr. Grismer began his career as a consultant with PricewaterhouseCoopers. Mr. Grismer served as a member of the board of directors of Panera Brands from September 2022 to April 2025, including serving as board chair from June 2024 to April 2025 and audit committee chair from July 2023 to November 2024.

Qualifications

Mr. Grismer holds a B.S. in Accounting from the University of Southern California Marshall School of Business and an M.B.A. from Northwestern University Kellogg School of Management. Mr. Grismer’s extensive leadership experience with global consumer-oriented companies, his deep understanding of the global retail food industry and his technical expertise in matters of corporate finance, financial reporting, and internal controls qualifies him to serve on our Board.

8 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

BERNARDO HEES OPERATING PARTNER, THE CRANEMERE HOLDINGS GROUP

Age 55 Director Nominee Committee Membership: • N/A

Biographical Information

Bernardo Hees is currently an Operating Partner at The Cranemere Holdings Group, a long-term industrial holdings firm, since March 2024. Prior to this, he has held numerous leadership roles at global companies, serving as Executive Chairman of Avis Budget Group, Inc. (NASDAQ: CAR), a global mobility company, from 2020 until 2024, Chief Executive Officer of The Kraft Heinz Company from 2015 until 2019, and as Chief Executive Officer of H.J. Heinz Holding Corporation from 2013 until 2015. From 2010 to 2013, Mr. Hees served as Chief Executive Officer of Burger King Worldwide, Inc. and its predecessor entity. From 2005 to 2010, Mr. Hees served as Chief Executive Officer of América Latina Logistica (ALL Logistics), a Brazilian logistics company. Mr. Hees was a Partner at 3G Capital, a global investment firm, from 2010 until 2019. He currently serves as a member of the board of director of Avis Budget Group, Inc. and Bunge Global SA (NYSE: BG), a global agribusiness and food company.

Qualifications

Mr. Hees holds a B.A. in Economics from the Pontifical Catholic University of Rio de Janeiro/Brazil and an M.B.A. from Warwick Business School in the United Kingdom. He also completed the Owners/President Management program at the Harvard Business School. Mr. Hees is a highly accomplished global executive with more than 25 years of leadership experience across the consumer, logistics, and food sectors. Mr. Hees’ global executive experience, including as a former Chief Executive Officer of large international consumer products companies, his public company board experience, and his experience as a former partner of a global investment firm qualifies him to serve on our Board.

2025 Proxy Statement | 9

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

GERHARD W. PLEUHS FORMER EXECUTIVE VICE PRESIDENT, CORPORATE & LEGAL AFFAIRS AND GENERAL COUNSEL, MONDELEZ INTERNATIONAL, INC.

Age 68 Director Since 2022 Lead Independent Director Since 2025 Committee Membership: • Auditand Finance • Remunerationand Nomination

Biographical Information

Gerhard W. Pleuhs has served as a member of our Board since June 2022. Mr. Pleuhs was appointed as interim Lead Independent Director in December 2024 and as Lead Independent Director in April 2025. He currently serves as a member of the board of directors of Panera Brands, Inc. From 2019 until his retirement in 2021, Mr. Pleuhs served as Executive Vice President, Corporate & Legal Affairs and General Counsel for Mondelēz International, Inc. (NASDAQ: MDLZ, “MDLZ”). In this role, he oversaw MDLZ’s communications, sustainability, and public and government affairs teams as well as the legal, corporate secretarial, compliance, and security functions. Prior to being elevated to this role, Mr. Pleuhs served as MDLZ’s Executive Vice President and General Counsel between 2012 and 2019. During his more than 30-year career with MDLZ (formerly Kraft Foods Inc. “Kraft”), Mr. Pleuhs led the legal workstream to successfully spin off Kraft’s North American grocery operations into the company that is now The Kraft Heinz Company. In addition, Mr. Pleuhs was involved in and negotiated multiple multi-billion M&A transactions, including Cadbury, and successfully managed so-called activist investor involvement in the MDLZ board of directors. During his career, he has also served as a director on the board of directors of each of the following: the Supervisory Board Kraft Foods Deutschland Holding GmbH (President from 2008-2015), Dong Suh Foods Corporation in Seoul, Korea, JDE Peet’s N.V. (AMS: JDEP), and Keurig Dr. Pepper, Inc. (NASDAQ: KDP).

Qualifications

Mr. Pleuhs holds a law degree from the Christian-Albrechts-University of Kiel, Germany. Mr. Pleuhs brings extensive experience developing and executing strategic decisions, including related to M&A, investor relations, and corporate and government affairs, as well as serving on the boards of directors of national and international companies. We believe that Mr. Pleuhs’ extensive management experience and expertise in corporate governance, compliance, and risk management, as well as his knowledge of the global food retail industry qualifies him to serve on our Board.

10 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

EASWARAN SUNDARAM OPERATING EXECUTIVE, TAILWIND CAPITAL

Age 54 Director Nominee Committee Membership: • N/A

Biographical Information

Easwaran Sundaram is currently an Operating Executive at Tailwind Capital, a mid-market private equity firm, and the Founder and a General Partner at Utpata Ventures LLC, an early-stage startup fund with a focus on deep technology, the future of transportation, space, and aerospace investments. Prior to this, Mr. Sundaram served as the Executive Vice President and Chief Digital & Technology Officer of JetBlue Airways Corporation from 2012 until his retirement in February 2021 where he led the company’s transformation from a traditional airline to a travel technology company, and delivered substantial cost savings through technology transformation in flight, crew operations, customer support, and fleet programs. Mr. Sundaram was also a founding member and oversight officer of JetBlue Technology Ventures, a JetBlue Airways subsidiary that incubates, invests in, and partners with startups. Previously, he was Senior Vice President of Global Supply Chain and Chief Information Officer at Pall Corporation where he drove digital transformation and operational synergies. Prior to this, Mr. Sundaram served in a senior supply chain management role at PSS World Medical – McKesson Corporation. Mr. Sundaram is currently a member of the board of directors of SolarWinds Corporation (NYSE: SWI) and WESCO International (NYSE: WCC).

Qualifications

Mr. Sundaram holds a M.S. in International Transportation Management & Operations Research from State University of New York Maritime College, a Post Baccalaureate Diploma in Logistics Management from the Institute of Rail Management in India, and a B.S. in Chemistry from the Madurai Kamaraj University. We believe that Mr. Sundaram’s extensive leadership experience as a technology and transformation executive of a Fortune 500 company and his expertise in digital tools and applications, cybersecurity, and global supply chain management qualifies him to serve on our Board.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

GORDON VON BRETTEN SENIOR PARTNER, JAB HOLDING COMPANY

Age 52 Director Nominee Committee Membership: • N/A

Biographical Information

Gordon von Bretten is currently a Senior Partner of JAB Holding Company, a position he has held since April 2024. Before joining JAB, Mr. von Bretten served as Chief Transformation Officer at Coty Inc. (NYSE: COTY) from June 2020 to March 2024. Prior to that, from 2015 to 2020, he served as an operating partner at KKR Capstone, a team of operating professionals at KKR focusing on corporate carve-outs and procurement and supply chain value creation across the KKR private equity portfolio. He also previously served in a variety of leadership roles in industry and management consulting, including with Klöckner Pentaplast, Alix Partners, and A.T. Kearney, focusing on restructuring and performance improvement. Mr. von Bretten has served as a member of the board of directors of Coty Inc. since April 2024, and serves on the boards of directors of Wella Company (Rainbow UK Bidco Limited) and The Brandtech Group.

Qualifications

Mr. von Bretten holds a Bachelor’s degree in International Business from IBS, Lippstadt (Germany) and an M.B.A. from Wilfrid Laurier University in Waterloo (Canada). He has more than 30 years of experience leading strategic initiatives, creating value, and enhancing performance. We believe that Mr. von Bretten’s extensive experience in procurement, supply chain value creation, and leading strategic initiatives in the consumer goods industry qualifies him to serve on our Board.

12 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Compensation

Director Compensation

Director Compensation Table

The following table sets forth information regarding non-employee director compensation during fiscal year 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Marissa Andrada	70,000	100,013	—		170,013
David Bell	60,000	100,013	—		160,013
Patricia Capel	30,000	—	—		30,000
David Deno	75,000	100,013	—		175,013
Olivier Goudet	200,000	255,010	—		455,010
Paul Michaels(2)	90,000	100,013	—		190,013
Gerhard Pleuhs(2)	70,000	100,013	—		170,013
Debbie S. Roberts	60,000	100,013	—		160,013
Michael Tattersfield	30,000	—	2,579,419	(3)	2,609,420
Philip Telfer	65,000	100,013	—		165,013
Michelle Weese	60,000	100,013	—		160,013

(1)

Ms. Capel did not receive any stock awards, as she joined the Board after the annual equity compensation awards for 2024 were granted to the other members of the Board. Excluded from the table is a grant of equity awards made to Mr. Tattersfield in April 2024 that were forfeited in June 2024 upon his departure from the Board.

(2)

Mr. Michaels served as Lead Independent Director until December 2024 at which time Mr. Pleuhs was appointed as interim Lead Independent Director before being appointed as Lead Independent Director in April 2025.

(3)

Includes (i) $600,000 in consulting fees for advisory services provided to the Company during fiscal year 2024 pursuant to an agreement entered into in connection with his departure from the Company (the “Transition Agreement”) and (ii) $1,979,419 in connection with the Insomnia Cookies Divesture pursuant to which Mr. Tattersfield received a lump-sum cash payment for the cancellation of the 15,699 restricted equity units (“REUs”) awarded to him under Insomnia Cookies’ Executive Ownership Plan (the “Insomnia EOP”) pursuant to the Transition Agreement. Under the Transition Agreement, Mr. Tattersfield provided services to the Company as a non-executive member of the Board and as Company ambassador and senior advisor to Mr. Charlesworth. During 2024, Mr. Tattersfield’s outstanding unvested KKI equity awards continued to vest pursuant to the Transition Agreement in accordance with the terms and conditions of such awards. While Mr. Tattersfield served on the Board, he was entitled to receive compensation commensurate with other non-employee members of the Board (reported in the column in this table entitled “Fees Earned or Paid in Cash”). Mr. Tattersfield ceased serving as a member of the Board on June 18, 2024. On January 30, 2025, the Company notified Mr. Tattersfield that the Transition Agreement would be terminated effective as of July 30, 2025.

Non-Employee Director Compensation Narrative

How We Set Non-Employee Director Compensation

The Board, upon the recommendation of the Remuneration and Nomination Committee, determines the annual compensation of non-employee directors. Mr. Charlesworth receives no additional compensation for his Board service. The Remuneration and Nomination Committee consults with Frederic W. Cook & Co., Inc. (“FW Cook”), its independent compensation consultant, on the director compensation program and reviews peer group and general industry survey information of compensation paid to directors serving on the boards of directors of companies in similar industries and of similar size to determine whether changes are advisable. The Remuneration and Nomination Committee reviews the director compensation program no less frequently than every three years.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Director Compensation

Non-Employee Director Fees

Fiscal year 2024 non-employee director compensation consisted of four primary components: an annual cash retainer, a committee retainer, a committee chair retainer, and an annual equity grant in the form of time-vesting restricted stock units (“RSUs”) that vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% on the fifth anniversary of the grant date. Equity treatment upon a termination of director service is generally as described under “Equity Treatment Upon Termination Scenarios.” Board members may from time to time receive fees for service on ad hoc committees. Each director is also entitled to reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Cash Retainer ($)
Annual cash retainer for service on the Board:
Chair	200,000
Lead Independent Director	80,000
Audit and Finance Committee Chair	75,000
Remuneration and Nomination Committee Chair	70,000
Non-employee Directors	60,000
Additional annual retainers:
Committee members	5,000

Annual Equity Grant(1) ($)
Chair	255,000
Other Board members	100,000

(1)	Number of shares granted equals the annual equity grant value divided by the closing price of our common stock on the date of grant, rounded up to the next higher share.

14 | Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

KKI is committed to strong corporate governance policies and practices. The governance practices highlighted below are reflected in our By-Laws, committee charters, Corporate Governance Principles, or other Company policies and practices.

Board Leadership Structure

The Board is responsible for broad corporate policy and the overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board selects, advises, and monitors the performance of the Company’s senior management team, which is responsible for operating the Company’s business. The Board recognizes that the leadership structure and combination or separation of the CEO and Chair roles are driven by the needs of the Company, and that, depending on the circumstances, a different leadership model might be appropriate. As a result, the Company does not currently have a policy requiring either the combination or separation of leadership roles, which maintains flexibility based on the Company’s needs. The Board periodically evaluates this structure and determines whether to separate the roles based upon the circumstances. The Board has determined that the current leadership structure, consisting of separate Chair and CEO roles with a Lead Independent Director, is most effective for the Company and its stockholders at this time.

Lead Independent Director

The Lead Independent Director’s responsibilities include:

•	presiding at any meetings of the Board at which the Chair is not present;
•	chairing executive sessions of the non-employee or independent directors;
•	serving as a liaison between the independent directors and the Chair and otherwise facilitating communications among members of the Board;
•	providing input to the Chair on meeting agendas, schedules and other information sent to the Board;
•	being available for consultation with stockholders, regulators, or other significant stakeholders; and
•	assisting the Remuneration and Nomination Committee with evaluating Board and management performance.

Board Meetings

Our Board met six times during 2024. During 2024, each director attended at least 75% of the Board and committee meetings held during the period that such director served on the Board or such committee, except that (i) Paul Michaels was unable to attend 75% of the 2024 meetings of the Board and each committee on which he serves for health reasons and (ii) Ms. Capel was unable to attend one of the three Board meetings held in 2024 during her tenure. Directors are also expected to attend the annual meetings of stockholders. All directors serving at the time attended the 2024 annual meeting of stockholders.

In addition to Board and committee meetings, our directors also discharge their duties through, among other things, less formal group communications, including discussions, briefings, and educational sessions with the Chair and CEO, members of senior management, and others as appropriate.

Committees

The Board’s standing committees, their membership, and the number of meetings held in 2024 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage at https://investors.krispykreme.com/governance/governance-documents.

Audit and Finance Committee

The Audit and Finance Committee, among other things:

•

Oversees the integrity of the Company’s financial reporting process and systems of internal controls, including the integrity of the Company’s financial statements, in consultation with independent auditors and the Company’s legal, accounting, and internal audit departments.

•	Oversees compliance with our Code of Conduct and laws and regulations.

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CORPORATE GOVERNANCE PRACTICES

Committees

•	Oversees the independence, qualifications and performance of the Company’s independent auditors and internal audit department.
•	Investigates any matter relating to the Company’s accounting, auditing, internal control, or financial reporting practices brought to its attention.

The members of the Audit and Finance Committee are Messrs. Deno (Chair), Michaels, Pleuhs, and Telfer. Subject to his election at the 2025 Annual Meeting, Mr. Grismer is expected to be appointed to the Audit and Finance Committee. Our Board has affirmatively determined that each member meets the definition of “independent director” for purposes of serving on the Audit and Finance Committee under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the corporate governance standards of Nasdaq. Our Board has determined that each director appointed to the Audit and Finance Committee is financially literate, and our Board has determined that each of Mr. Deno and Mr. Grismer is an “audit committee financial expert” within the meaning of the SEC rules and is financially sophisticated in accordance with Nasdaq listing standards. No Audit and Finance Committee member received any payments in 2024 from us other than compensation for service as a director.

The Audit and Finance Committee held seven meetings in 2024.

Remuneration and Nomination Committee

The Board has designated the Remuneration and Nomination Committee to serve as the Company’s combined nomination & corporate governance committee and compensation committee. The Remuneration and Nomination Committee, among other things:

Responsibilities related to compensation:

•	Assists the Board in discharging its responsibilities relating to executive compensation and oversight of the Company’s executive remuneration plans, policies, and programs.
•	Reviews and makes recommendations to the Board with respect to the remuneration of non-employee directors.
•	Consults with an independent compensation consultant to determine market competitiveness and appropriateness of executive and non-employee director compensation.

Responsibilities related to nominating and corporate governance:

•	Identifies and recommends to the Board individuals qualified to serve as directors of the Company.
•

Assesses the performance of incumbent directors and considers attendance, participation, independence, and other relevant factors in determining whether to recommend such directors for reelection to the Board.

•	Advises the Board with respect to the size, structure, composition, and functioning of the Board and its committees.
•	Reviews our corporate governance principles and practices and recommends changes to the Board as appropriate.
•	Oversees the evaluation of Board and management performance.

For more information regarding the processes and procedures followed by the Remuneration and Nomination Committee in considering and determining executive and non-employee director compensation, see the sections “Compensation Discussion and Analysis” and “Director Compensation,” respectively.

The members of the Remuneration and Nomination Committee are Ms. Andrada (Chair) and Messrs. Michaels and Pleuhs. Our Board has affirmatively determined that each member meets the definition of “independent director” for purposes of serving on the Remuneration and Nomination Committee under the corporate governance standards of Nasdaq.

The Board has determined that all members of our Remuneration and Nomination Committee are “non-employee” directors as defined in Rule 16b-3(b)(3) under the Exchange Act.

The Remuneration and Nomination Committee held five meetings in 2024.

16 | Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

The Board’s Oversight Responsibilities

The Board’s Oversight Responsibilities

The Company maintains corporate governance practices and policies designed to facilitate effective oversight by the Board. The Company’s Corporate Governance Principles provide that the Board’s basic responsibility is to exercise its business judgment to act in what the Board reasonably believes to be the best interests of the Company and its stockholders. The Board selects, advises, and monitors the performance of senior management, which is responsible for operating the Company’s business. As part of its oversight function, the Board reviews and approves the Company’s annual operating plan and strategy for the year ahead in alignment with long-term goals and objectives.

Board Oversight of Risk

The Board is responsible for overseeing the Company’s processes for assessing and managing risk. The Board’s role in the Company’s risk oversight process includes reviewing and discussing with management key areas of material risk to the Company. To administer its risk oversight function, the Board has delegated certain oversight responsibilities to its committees. The Board primarily oversees matters related to legal, compliance, strategic, operational, and financial risks. The Audit and Finance Committee oversees the Company’s risk management in light of the Company’s business strategy, capital strength, and overall risk tolerance, and oversees cybersecurity risks. The Remuneration and Nomination Committee oversees risks related to remuneration plans, policies, and practices applicable to officers and employees and other talent-related matters, as well as risks associated with Board independence and governance. Committees report to the full Board regarding their respective considerations, actions, and recommendations, as applicable.

Board Oversight of Responsibility

The Board oversees the Company’s Responsibility strategy, including providing input and guidance on long-term goals and commitments. The Company’s executive leaders and our Senior Director, Global Responsibility provide regular updates to the Board on progress toward the Company’s Responsibility initiatives. The Company maintains a Be Sweet Advisory Committee, which is comprised of cross-functional leaders, to develop and execute the Company’s Responsibility initiatives.

Board and Committee Evaluations

The Board, as well as each committee, conducts an annual self-evaluation to assess its performance. All directors will participate in the formal evaluation process, responding to written questions designed to elicit information to be used in improving Board and committee effectiveness. Director feedback is solicited from the formal self-evaluation process and shared verbatim on an anonymous basis with the entire Board and committee and, where appropriate, addressed with management. In response to feedback from the evaluation process, our Board and committees work with management to improve our policies, processes, and procedures to further Board and committee effectiveness.

Code of Conduct

We are dedicated to creating experiences that inspire customer wonder and joy, and doing so with uncompromising integrity and respect for individuals. The Board has adopted a Code of Conduct that applies to all employees, officers, and directors. All employees and all Board members are required to acknowledge the Code of Conduct upon hire and participate in training and certifications.

Our Code of Conduct is posted on our website at https://investors.krispykreme.com/governance/governance-documents. We will inform our stockholders of any amendment to or waiver from the Code of Conduct with respect to our senior financial officers, including the Chief Executive Officer, by posting such information on such website.

2025 Proxy Statement | 17

CORPORATE GOVERNANCE PRACTICES

Be Sweet in All That We Do

Be Sweet in All That We Do

We strive to Be Sweet and inspire engagement in all that we do to fulfill our purpose of touching and enhancing lives through the joy that is Krispy Kreme. Our Be Sweet strategy encompasses our approach to being socially and environmentally responsible and addressing Responsibility matters that are most important to us and our stakeholders. This strategy is built around three core pillars (1) Loving Our Krispy Kremers, (2) Loving Our Communities, and (3) Loving Our Planet, as well as our governance and oversight model. Our Be Sweet strategy serves as our framework to achieve a more responsible future supporting the Company’s long-term success.

Be Sweet Responsibility Report

We are proud to have published our first Responsibility report in 2023 related to fiscal year 2022 progress called our “Be Sweet Responsibility Report.” The Be Sweet Responsibility Report begins to align with the Task Force on Climate-related Financial Disclosures (TCFD) and with the UN Sustainable Development Goals (UN SDGs). Our most recent Be Sweet Responsibility Report, which we supplemented with a Fact Sheet in 2024 and we may further supplement from time to time (collectively, our “Be Sweet Responsibility Report”), is available on our website. Our Be Sweet Responsibility Report, and other information regarding our Responsibility practices on our website, are not incorporated by reference into this Proxy Statement or in any other document we file with or furnish to the SEC.

Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

Our Board has adopted a written policy (the “Related Party Transactions Policy”) regarding transactions with related parties that could result in a “related party transaction” as defined in SEC rules and our Related Party Transactions Policy (any such transaction, a “Related Party Transaction”). Our Related Party Transactions Policy requires any director or executive officer who has an interest (either directly or through an immediate family member) in a potential Related Party Transaction to provide notice to the legal department of the relevant facts and circumstances with respect thereto prior to entering into the transaction. Our Chief Legal Officer communicates that information to our Audit and Finance Committee, or the Chair of the Audit and Finance Committee. Pursuant to the Related Party Transactions Policy, no Related Party Transaction will be executed without the approval or ratification of our Board or the Audit and Finance Committee of our Board. Directors interested in a Related Party Transaction recuse themselves from any vote on a Related Party Transaction in which they have an interest.

Related Party Transactions

In addition to the director and executive officer compensation arrangements discussed in the sections titled “Director Compensation” and “Compensation Discussion and Analysis,” respectively, this section describes Related Party Transactions since the beginning of our last fiscal year and certain arrangements with JAB-related persons.

Arrangements with JAB-Related Persons

JAB beneficially owns approximately 44% of our common stock and some of our directors and director nominees are affiliated with JAB. We have negotiated certain arm’s-length commercial arrangements with JAB and certain companies in which JAB has controlling investments, as set forth below:

License, Distribution and Supply Agreements

Keurig Dr Pepper Inc. (“KDP”), an affiliated company of JAB, licenses the Krispy Kreme trademark from the Company in the manufacturing of portion packs for the Keurig brewing system. KDP also sells beverage concentrates and packaged beverages to Krispy Kreme for resale through Krispy Kreme’s shops. Licensing revenues from KDP were $2.4 million for the fiscal year ended December 29, 2024.

18 | Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

Certain Relationships and Related Party Transactions

Investor Rights Agreement

In connection with our initial public offering (the “IPO”), in July 2021, the Company entered into the Investor Rights Agreement (the “IRA”) with JAB and certain other holders listed on Schedule A thereto that, among other things, (i) provides JAB and such holders with customary “demand,” “shelf” and “piggyback” registration rights with respect to shares of our common stock beneficially owned by JAB and such holders following the IPO and (ii) governs certain information rights between JAB and the Company pursuant to which: (1) the Company shall provide JAB the following, which shall be treated as confidential information by JAB, (a) copies of the Company’s management’s monthly financial review reports, (b) the consolidated financial results of the Company for each fiscal year, (c) the unaudited consolidated financial results of the Company for each fiscal quarter, and (d) such other information related to the Company’s financial condition, business, prospects or corporate affairs as JAB may reasonably request from time to time; and (2) subject to the ultimate decision-making authority of the Board, the Company will consult with JAB, and give good faith consideration to JAB’s views, with respect to (a) the composition of the Board and its committees from time to time, (b) Board and committee meeting agenda items, (c) mergers, acquisitions, divestitures, strategic investments and other strategic transactions of the Company, and (d) significant capital expenditures by the Company. The IRA also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933, as amended. The registration rights granted pursuant to the IRA may be assigned by JAB to any person or entity who subsequently obtains registrable securities from JAB or any of its affiliates.

Arrangements with BNP

BNP Paribas SA (together with certain of its affiliated entities, “BNP”) beneficially owns approximately 8.8% of our common stock. We have certain arm’s-length commercial arrangements with BNP, including as set forth below:

BNP may issue letters of credit to the Company and certain of its subsidiaries. In fiscal year 2024, the Company incurred fees of approximately $129,809 for BNP issuing such letters of credit.

In addition, the Company and BNP are party to certain derivative contracts to mitigate against risks associated with fluctuations in interest rates, certain commodity prices and foreign exchange rates.

Repurchase of Common Units of Insomnia Cookies from Insiders

In connection with the Insomnia Cookies Divestiture in July 2024, Krispy Kreme Doughnut Corporation, a subsidiary of KKI, repurchased:

•	7,942 Common Units of Insomnia Cookies from Mr. Charlesworth, our President and Chief Executive Officer and a member of our Board, for an aggregate cash payment of $1,001,330;
•	7,942 Common Units of Insomnia Cookies from Mr. Spanjers, our former Chief Growth Officer and President, International, for an aggregate cash payment of $1,001,330; and
•	15,884 Common Units of Insomnia Cookies from Mr. Tattersfield, a member of our Board during part of 2024, for an aggregate cash payment of $2,002,788.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and Nasdaq and to furnish us with copies of the reports. Based on our review of such reports and written representations from our directors and officers, we believe that all such filings in fiscal year 2024 were timely. In early 2025, a Form 3 for Alison Holder, the Company’s newly appointed Chief Product Officer, was delayed by 7 days due to the Company’s inability to obtain documentation from the SEC needed to submit the filing.

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CORPORATE GOVERNANCE PRACTICES

Where to Find More Information

Where to Find More Information

To learn more about our corporate governance practices and our other policies, you can access the governance documents listed below at https://investors.krispykreme.com/governance/governance-documents. We will also provide copies of any of these documents to stockholders upon written request to the Corporate Secretary.

•	Certificate of Incorporation
•	By-Laws
•	Corporate Governance Principles
•	Board Committee Charters
•	Code of Conduct
•	Related Party Transactions Policy
•	Whistleblower Policy

Stockholder Outreach and Communications with the Board

As part of our effort to better understand our stockholders’ perspectives, we regularly engage with our stockholders, seeking their input and views on various matters. We discuss a variety of topics with our stockholders, including the Company’s business strategy, financial performance, executive compensation and Responsibility matters. The Board values our stockholders’ perspectives, and the feedback we receive continues to inform our policies and practices.

Any interested party may communicate with the Board, the Chair, the Lead Independent Director, or the independent directors on Board-related issues by sending an email to ir@krispykreme.com or sending a written communication to: Corporate Secretary, Krispy Kreme, Inc., 2116 Hawkins Street, Charlotte, NC 28203. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded.

20 | Krispy Kreme, Inc.

EXECUTIVE OFFICERS

Set forth below are the names, ages, and positions of our executive officers as of the date hereof. As used in this section, references to “we,” “us,” “our” and “Krispy Kreme” mean Krispy Kreme, Inc. and its predecessor entities, and their respective subsidiaries and affiliates.

Name	Age	Position
Joshua Charlesworth	50	President and Chief Executive Officer
Jeremiah Ashukian	45	Executive Vice President and Chief Financial Officer
Atiba Adams	54	Chief Legal Officer and Corporate Secretary
Raphael Duvivier	42	President, International
Alison Holder	48	Chief Product Officer
David Skena	54	Chief Growth Officer
Nicola Steele	38	Chief Operating Officer
Angela Yochem	54	Chief Information and Technology Officer
Theresa Zandhuis	56	Chief People Officer

Mr. Charlesworth’s biography is presented above under “Proposal 1: Election of Directors.”

Jeremiah Ashukian, age 45, has served as our Executive Vice President and Chief Financial Officer since January 2023. Prior to joining Krispy Kreme, he held various chief financial officer roles across North America and Latin America at Mars, Incorporated. Mr. Ashukian held several finance positions earlier in his career across all aspects of the finance function and has extensive experience in building diverse and effective teams, functional and business transformations, integrations, M&A, and portfolio management. Mr. Ashukian holds an undergraduate degree in Mathematics from Sir Wilfrid Laurier University as well as C.M.A. and C.P.A. designations from Ontario, Canada.

Atiba Adams, age 54, has served as our Chief Legal Officer and Corporate Secretary since June 2024. Prior to joining Krispy Kreme, Mr. Adams served as Senior Vice President, Deputy General Counsel at Bausch + Lomb from January 2022 to June 2024. Mr. Adams also held various roles at Mars, Incorporated, including General Counsel of Mars Global Petcare from July 2017 to January 2022 and General Counsel of Mars Global Chocolate from February 2015 to July 2017. Mr. Adams holds a B.A. in Political Science from Millersville University of Pennsylvania and a J.D. from North Carolina Central University School of Law.

Raphael Duvivier, age 42, has served as our President, International since January 2025. Since joining the company in January 2019, he also served in multiple leadership roles, including as segment Chief Financial and Strategy Officer, and most recently, Chief Development Officer. Prior to joining Krispy Kreme, Mr. Duvivier held various senior leadership roles at Restaurant Brands International Inc. across multiple regions. Mr. Duvivier holds a B.Sc. in Industrial Engineering from the Pontifícia Universidade Católica do Rio de Janeiro, Brazil, and an M.B.A. from INSEAD.

Alison Holder, age 48, has served as our Chief Product Officer since January 2025. Since joining the Company more than 24 years ago, she has served in a number of leadership roles across multiple functions within the organization. Most recently, Ms. Holder served as Chief Innovation Officer, Vice President of Global Research, Development & Brand Innovation, and, prior to that, held senior positions in brand marketing, insights and analytics, R&D, and manufacturing services. Ms. Holder holds a B.S. in Business Administration from High Point University.

David Skena, age 54, has served as our Chief Growth Officer since January 2025. He served as our Chief Brand Officer from March 2022 to January 2025 and Chief Marketing Officer from November 2018 to March 2022. Prior to joining Krispy Kreme, Mr. Skena served as Chief Marketing Officer at Ruby Tuesday from July 2015 to May 2018. Prior to Ruby Tuesday, Mr. Skena was a marketer at PepsiCo where he most recently served as Vice President of Premium and Value Brands, including Stacy’s Pita Chips and Smartfood popcorn, among others. Prior to PepsiCo, he served in brand management at Kraft Foods, Inc. for multiple brands. Mr. Skena holds a B.A. in Economics from Bucknell University, a Graduate Diploma in Economics from the University of East Anglia, and an MBA from the Kellogg School of Management at Northwestern University.

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EXECUTIVE OFFICERS

Nicola Steele, age 38, has served as our Chief Operating Officer since March 2025. Prior to her appointment, Ms. Steele served Company subsidiaries Krispy Kreme Holdings PTY Ltd., Krispy Kreme Australia PTY Ltd., and Krispy Kreme New Zealand Limited as President and Director from September 2023 to March 2025, Chief Operating Officer from March 2022 to August 2023, and Retail Director from January 2019 to February 2022. Prior to this, Ms. Steele held progressive leadership positions in store and operations management in Australia and New Zealand since joining the Company in October 2006 as a crew member.

Angela Yochem, age 54, has served as our Chief Information and Technology Officer since March 2025. She served as our Chief Information Officer from December 2023 to March 2025. She is a multi-industry CxO, most recently serving as EVP Chief Transformation & Digital Officer at Novant Health from 2018 to 2023. Ms. Yochem has held CIO and CTO leadership roles at Rent-A-Center, BDP International, AstraZeneca, and Dell, with extensive experience building differentiated technological capabilities at scale. Ms. Yochem is an Independent Director for Zurich Insurance Company’s North American subsidiaries, where she serves on the audit committee, and is a former independent director for companies in the banking, services, and enterprise technology industries. She holds a Bachelor’s degree in Music from DePauw University and a Master of Science in Computer Science from the University of Tennessee.

Theresa Zandhuis, age 56, has served as our Chief People Officer since August 2017. Prior to joining Krispy Kreme, Ms. Zandhuis served as Executive Vice President, Chief People Officer for AOL, a division of Verizon, from July 2015 to September 2016. She served as Vice President, Human Resources for eBay Enterprise, formerly a subsidiary of eBay, from April 2012 to June 2015. She currently serves on the board as Vice Chair of Make-A-Wish Central & Western North Carolina and as a board member at National Veterinary Associates. Ms. Zandhuis holds a B.A. in Organizational Management from the University of Michigan.

22 | Krispy Kreme, Inc.

PROPOSAL 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Our Board recommends that you vote “FOR” the approval of the advisory resolution to approve the Company’s executive compensation.

As required by Section 14A of the Exchange Act and as a matter of good corporate governance, the Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section, our executive compensation programs are designed to attract, retain, and motivate superior executive talent through the alignment of pay and financial interests of our executives with stockholder value creation. We design and implement our compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.

Accordingly, the Company is asking stockholders to approve the following non-binding advisory resolution at the 2025 Annual Meeting:

“RESOLVED, that the stockholders of Krispy Kreme, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders.”

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Company and the Board will consider the outcome of the vote when making future compensation decisions.

Vote Required

Approval of Proposal 2, on an advisory basis, requires the affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and which has actually voted. A broker non-vote will not be counted as having been voted on Proposal 2 and therefore will have no effect on the vote. An abstention will be counted as having been voted on Proposal 2 and therefore will have the effect of a vote against the applicable proposal.

2025 Proxy Statement | 23

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Introduction

Our Compensation Discussion and Analysis (the “CD&A”) discusses our executive compensation program and explains the Remuneration and Nomination Committee’s decisions affecting Named Executive Officer (“NEO”) compensation for fiscal year 2024. Detailed compensation information is provided in tabular format with related narrative disclosure.

Our NEOs for fiscal year 2024 are the following officers:

Name	Title
Joshua Charlesworth(1)	President and Chief Executive Officer
Jeremiah Ashukian	Executive Vice President and Chief Financial Officer
Matthew Spanjers(2)	Former Chief Growth Officer and President, International
David Skena(3)	Chief Growth Officer
Theresa Zandhuis	Chief People Officer

(1)	Mr. Charlesworth became our President and Chief Executive Officer effective January 1, 2024.

(2)	Mr. Spanjers ceased serving as an officer of the Company and its subsidiaries effective January 8, 2025, and his last day of employment with the Company was March 31, 2025.

(3)	Mr. Skena was formerly the Company’s Chief Brand Officer and was named Chief Growth Officer effective January 1, 2025.

In our CD&A, we discuss:

•	Our 2024 say-on-pay stockholder advisory vote;
•	Our executive compensation principles and governance practices and their alignment with our stockholders’ interests;
•	The design and rationale of our executive compensation program;
•	A description of compensation paid to our NEOs in fiscal year 2024; and
•	Our policies on compensation recoupment (“clawback”), trading restrictions and anti-hedging, anti-pledging, and compensation deductibility.

Our 2024 Stockholder Say-on-Pay Vote

At our 2024 annual meeting of stockholders, we sought stockholder approval, on an advisory basis, of the compensation of our NEOs as disclosed in our 2024 proxy statement. At our 2024 annual meeting, 97.3% of the votes cast voted in favor of the say-on-pay resolution. As evidenced by these results, we believe our stockholders generally support our compensation program and practices. We hold our say-on-pay vote annually.

Principles and Governance

The overarching objective of our executive compensation program is to attract, retain, and motivate superior executive talent essential to drive sustained growth and stockholder value creation. Our executive compensation principles and governance practices are designed to support this objective while maintaining competitiveness.

In setting and overseeing our executive compensation program, the Remuneration and Nomination Committee is guided by the following key principles:

1.	Performance-Driven: Compensation reflects performance, fostering a culture of achievement and accountability.

2.	Competitive and Equitable: Compensation packages are internally fair and externally competitive within our industry, and general industry, to attract and retain exemplary talent.

3.	Long-Term Focus: The mix of compensation elements emphasizes long-term, sustainable growth by aligning executives’ interests with those of our stockholders.

4.	Transparency: The program is aligned with company objectives, adhering to sound governance practices, and mitigating excessive risk-taking.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Principles and Governance

The table below summarizes additional principles incorporated by the Remuneration and Nomination Committee in the design, review, and governance of our executive compensation program.

What We Do	What We Don’t Do
✓ Put significant pay at risk and balance focus utilizing incentives driven by short-term and long-term company performance.	× Incentivize short-term results at the expense of long-term performance.
✓ Incorporate meaningful and challenging performance goals in our incentive programs.	× Allow margining, derivative, or speculative transactions, such as hedges, pledges, or short sales.
✓ Analyze types and levels of compensation relative to a relevant group of peer companies (our “peer group”).	× Provide excise tax gross-up payments.
✓ Cap annual bonus compensation at 200% of the target payout.	× Re-price “under-water” outstanding stock options.
✓ Incentivize stock ownership to foster a long-term ownership and value-creation mindset.	× Provide separate employer-paid supplemental pensions for our executives.
✓ Maintain a compensation recoupment (i.e., “clawback”) policy to recapture unearned compensation upon financial restatements.	× Provide “single trigger” equity award vesting or severance.
× Incentivize excessively risky business decisions.

Peer Group

We use a peer group of companies to analyze external market compensation levels and practices. With input from FW Cook, our independent compensation consultant, and management, the Remuneration and Nomination Committee annually reviews our peer group so that its composition remains appropriate. Each year, we compare our compensation programs and pay levels to those of the peer group and general industry market data to assess whether our programs and target compensation levels are consistent and competitive with the external market.

In constructing our peer group, the Remuneration and Nomination Committee reviews information for and considers publicly traded global companies of similar size and with similar business orientation and industry classifications, and similar products and service offerings. It also considers other factors, including (i) market capitalization and enterprise value, (ii) total number of employees, (iii) financial measures including gross margin, EBITDA, and EBITDA margin, (iv) executive positions similar in breadth, complexity, and scope of responsibility, and (v) competitors for executive talent and customers.

Based on these considerations, our Remuneration and Nomination Committee reviewed and approved our peer group for fiscal year 2024, which was comprised of the following companies:

• Bloomin’ Brands, Inc. (BLMN)	• Restaurant Brands International, Inc. (QSR)
• Cheesecake Factory, Inc. (CAKE)	• Shake Shack, Inc. (SHAK)
• Chipotle Mexican Grill, Inc. (CMG)	• Sweetgreen, Inc. (SG)
• Domino’s Pizza, Inc. (DPZ)	• Texas Roadhouse, Inc. (TXRH)
• Dutch Bros Inc. (BROS)	• The Wendy’s Company (WEN)
• Jack in the Box Inc. (JACK)	• YETI Holdings, Inc. (YETI)
• Monster Beverage Corporation (MNST)	• Yum! Brands, Inc. (YUM)
• Papa John’s International, Inc. (PZZA)

The peer group is reviewed annually; however, as we grow and evolve, and as companies in our peer group change due to mergers, acquisitions, or other consolidations, our Remuneration and Nomination Committee will continue to review and reconfigure our peer group as appropriate.

2025 Proxy Statement | 25

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Principles and Governance

The table below summarizes and compares our revenue, adjusted EBITDA, total employees, and market capitalization as of the end of our fiscal year 2023 to that of our peer group. Financials and number of employees for the peer group are based on the latest four quarter performance as of December 31, 2023; market capitalization for the peer group is as of December 31, 2023.

	Peer Group Summary	Revenue in millions	Adjusted EBITDA(1) in millions	Total Employees	Market Capitalization in millions
		($)	($)		($)

Peer Group	75th Percentile	5,732	1,351	41,750	24,598
	Median	3,455	488	12,000	4,497
	25th Percentile	1,640	166	7,962	2,471
	Krispy Kreme, Inc.	1,686	212	22,800	2,544

Competitive Positioning

For 2024, the Remuneration and Nomination Committee engaged FW Cook to advise on the compensation practices and competitive landscape for the compensation of our NEOs. The Remuneration and Nomination Committee targets between the 50th percentile and 75th percentile of market compensation levels when assessing executive compensation; however, pay decisions are based on a more comprehensive set of considerations, such as company performance, individual executive performance, experience, and internal equity.

In determining appropriate compensation levels, the Remuneration and Nomination Committee reviews compensation levels for executives in similarly situated roles at companies in our peer group and in general industry compensation surveys. FW Cook initially compiles the compensation data for the selected peer group. At the request of the Remuneration and Nomination Committee, management reviews and evaluates FW Cook’s compensation data and provides input and recommendations for Remuneration and Nomination Committee approval, as applicable.

For the CEO, the Remuneration and Nomination Committee annually reviews and approves individual and corporate goals and objectives relevant to the CEO’s compensation. The Remuneration and Nomination Committee also evaluates the CEO’s performance in light of those goals and objectives and submits the CEO’s remuneration level based on this evaluation. In determining the CEO’s compensation, the Remuneration and Nomination Committee considers the Company’s financial performance, including total stockholder return, the value of similar packages for CEOs at comparable companies, and historical remuneration levels.

(1)	See Appendix A for a reconciliation of the Company’s non-GAAP financial measures to the most comparable GAAP financial measure.

26 | Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Summary of Principal Compensation Elements – Design and Rationale

Summary of Principal Compensation Elements – Design and Rationale

The table below summarizes the principal elements of our NEOs’ fiscal year 2024 compensation program, including a description and the intended purpose of each element. In addition to the items summarized in the table, our NEOs are eligible to participate in a Company-wide defined contribution (401(k) savings) program. A more detailed description of all compensation elements, including related 2024 actions for each element, if applicable, follows this table. NEO compensation consists of base salary, an annual cash incentive award under our annual incentive program (“AIP”), and equity-based compensation under our Omnibus Plan. We also provide certain limited benefits and perquisites in line with general industry practice. Variable pay under our AIP is the most significant element of our NEO compensation program.

Long-term Incentive Program (LTIP)
Pay Element	Base Salary	Annual Incentive Program (AIP)	Performance-based Restricted Stock Units (“Performance Shares”)	Time-based Restricted Stock Units (“RSUs”)
Description	• Ongoing fixed cash compensation	• Annual cash incentive plan based on targets established for each NEO • Actual awards are 0% for below-threshold performance up to 200% of target for maximum or greater performance

•  Shares of stock are earned based on 3-year financial and operational performance goals

•  Awards are 0% of target for below-threshold performance up to 200% of target for maximum or greater performance

• RSUs vest at defined times after the NEO meets service-based requirements
Purpose	• Attract and retain exceptional and diverse talent • Reflect business expectations, competencies, and values	• Motivate achievement of annual financial objectives • Reflect challenges and share in risk related to short-term performance • Balance focus relative to long-term incentives (LTIP)	• Motivate sustained achievement of long-term financial growth • Align NEOs’ interests with those of stockholders • Balanced focus relative to short-term incentives (AIP)
Who Receives	All NEOs
When Granted / Paid	Reviewed annually, paid weekly	Paid within 3 months after fiscal year end	Generally granted in April/May
Form of Delivery	Cash		Krispy Kreme, Inc. Common Stock
Type of Performance	Short-term/Annual		Long-term
Performance / Vesting Period	Not applicable	1-year	3-year	Vests in full after 5 years
Performance Measures	Competencies, skills, values, individual performance, long-term potential	Net Revenue growth, Adjusted EBITDA growth, Free Cash Flow	ROIC, Leverage, Waste, stock price appreciation	Retention, stock price appreciation

2025 Proxy Statement | 27

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2024 Base Salary

The 2024 executive compensation program applicable to our NEOs consisted of the following principal elements:

2024 Base Salary

Base salary is the single fixed pay element of total direct compensation paid to our NEOs. We pay base salaries to provide executives with a secure, fixed base of cash compensation in recognition of individual responsibilities and job performance. Base salary levels are typically reviewed and set annually by the Remuneration and Nomination Committee. In determining base salary levels, the Remuneration and Nomination Committee reviews base salaries for NEOs in similarly situated roles in our peer group and general industry compensation surveys. Base salary changes, if any, are generally effective April 1 for all our employees, including NEOs.

2024 Actions

Mr. Charlesworth’s base salary was increased from $950,000 to $1,000,000 in connection with his promotion to CEO, effective January 1, 2024. He received no additional increase effective April 1, 2024. No other NEOs received a base salary increase in 2024. Each NEO’s base salary for fiscal years 2023 and 2024 are set out in the table below.

	2023 Base Salary	2024 Base Salary	Increase
NEO	($)	($)

Joshua Charlesworth	950,000	1,000,000	5.3%

Jeremiah Ashukian	650,000	650,000	—%

Matthew Spanjers	600,000	600,000	—%

David Skena	600,000	600,000	—%

Theresa Zandhuis	550,000	550,000	—%

2024 Annual Incentive Plan (AIP)

Overview

Our AIP is a one-year cash-based incentive plan designed to reward NEOs for delivering annual financial performance relative to pre-established performance targets during a fiscal year. At the beginning of the fiscal year, the Remuneration and Nomination Committee establishes the AIP structure, including performance metrics and goals, and each NEO’s award opportunity, including threshold, target, and maximum payouts. In fiscal year 2024, the AIP excluded the impact of Insomnia Cookies, and any potential impacts from other strategic business changes (e.g., acquisitions and divestitures). After the end of the fiscal year, the Remuneration and Nomination Committee reviews performance and determines the payment for each NEO. AIP awards for our CEO are subject to Board approval.

For all NEOs, the 2024 AIP was based on three total Company performance measures:

•	Net Revenue Growth;
•	Adjusted EBITDA Growth; and
•	Free Cash Flow.

Net Revenue growth and Adjusted EBITDA growth are determined based on growth over the previous fiscal year. See Appendix A for the definitions of Adjusted EBITDA and Free Cash Flow and a reconciliation of non-GAAP financial measures to GAAP financial measures.

The Remuneration and Nomination Committee chose these metrics for the following reasons:

•	Net revenue and Adjusted EBITDA are indicators of operational strength and performance;
•	The inclusion of both net revenue and Adjusted EBITDA drives balanced top- and bottom-line financial growth so that increasing revenue does not come at the expense of declining margins; and
•	Free Cash Flow is a measure of financial health and potential for strategic growth.

28 | Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2024 Annual Incentive Plan (AIP)

The plan year for the 2024 AIP was January 1, 2024, through December 29, 2024. For any award to be earned under the plan, achievement of at least the threshold level for Adjusted EBITDA growth must be met. The tables below set out the 2024 target annual bonus opportunity, payout opportunity range, and the threshold, target, and maximum performance levels for each performance measure.

		2024 AIP Performance Measures and Goals(1)
NEO	Target (% of Base Salary)	Payout Opportunity Range	Performance Measures	Threshold	Target	Maximum
Joshua Charlesworth	100%	0% — 200% of Target	Net Revenue Growth	4.0%	6.1%	10.0%
Jeremiah Ashukian	80%
Matthew Spanjers	80%		Adjusted EBITDA Growth	4.0%	8.9%	14.0%
David Skena	80%
Theresa Zandhuis	70%		Free Cash Flow	$7.5 million	$15.0 million	$35.0 million

(1)	Net Revenue and Adjusted EBITDA performance goals are based on growth over the previous fiscal year thus requiring correspondingly higher levels of absolute year-over-year performance delivery.

For each performance goal and achievement level, the Remuneration and Nomination Committee determined a corresponding payout percentage as set out in the table below. Payout percentages for performance that falls between performance levels are calculated using linear interpolation.

Payout Matrix(1)	Threshold	Target	Maximum
Net Revenue Growth	75%	100%	120%
Adjusted EBITDA Growth	75%	100%	152%
Free Cash Flow	90%	100%	110%
Total Payout %	50%	100%	200%

(1)

To calculate total payout percentage, the achievement percentages for each measure are multiplied together, e.g., if performance for all measures is at maximum, total achievement is 200% (120% x 152% x 110% = 200%).

2024 Performance

AIP awards are calculated after the end of the fiscal year. For fiscal year 2024, the Company’s net revenue growth performance was above threshold; however, Adjusted EBITDA growth performance and Free Cash Flow were both below threshold. Because achievement of at least the threshold level for Adjusted EBITDA growth was required to be met for any award to be earned under the plan, no AIP awards were paid out for 2024 performance.

2024 Long-Term Incentive Plan (LTIP)

Overview

The Remuneration and Nomination Committee designs the LTIP to align our NEOs’ interests with those of our stockholders, drive retention of key executive talent, mitigate excessive risk-taking, and balance incentives to achieve short- and long-term success. Equity-based compensation grants under the LTIP make up a significant portion of our NEO’s total compensation.

For 2024, equity awards pursuant to our LTIP were granted to our NEOs, whereby 50% of the grants were delivered in the form of performance-based restricted stock units (“performance shares”), and 50% of the grants were delivered in the form of time-based restricted stock units (“RSUs”). The Remuneration and Nomination Committee views this mix of equity vehicles provides proper alignment with stockholders’ interests and includes an appropriate emphasis on long-term company performance. Performance shares are distributed at the end of the three-year performance period (2024 through 2026). RSUs vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% on the fifth anniversary of the grant date, subject to continued employment. The RSU vesting schedule is longer than typical market practice, which is intended to create significant, long-term alignment with our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2024 Long-Term Incentive Plan (LTIP)

For each NEO, the Remuneration and Nomination Committee determines the types of awards to be granted, and the magnitude of individual awards based on analysis of market practices within our peer group and across general industry (based on compensation surveys). The annual grant date for performance shares and RSUs is typically in April or May; fiscal year 2024 LTIP awards were granted on April 11, 2024.

2024 Grant Calculations

The Remuneration and Nomination Committee uses the following calculation to determine the (i) target number of performance shares and RSUs awarded to each NEO, and (ii) actual number of performance shares earned by each NEO at the end of the 3-year performance period.

Target Award

Each NEO’s target award, expressed as a dollar amount, is determined by the Remuneration and Nomination Committee annually based on each NEO’s role, individual performance and potential, analysis of peer group long-term incentive practices, and general industry survey sources.

2024 Awards

Our NEO’s target annual LTIP awards for 2024 are set forth in the table below.

NEO	Annual LTIP Grant Value(1) ($)	Performance Shares Grant Value - 50% ($)	RSUs Grant Value - 50% ($)	Target Performance Shares(2) (#)	RSUs(3) (#)
Joshua Charlesworth	1,000,000	500,000	500,000	33,356	33,356
Jeremiah Ashukian	750,000	375,000	375,000	25,017	25,017
David Skena	750,000	375,000	375,000	25,017	25,017
Matthew Spanjers	750,000	375,000	375,000	25,017	25,017
Theresa Zandhuis	600,000	300,000	300,000	20,014	20,014

(1)	See the “Summary Compensation Table” for the grant date accounting value of the LTIP awards for our NEOs.

(2)

Number of shares that may be earned at target equals the annual LTIP grant value divided by $14.99, the closing price of our common stock on April 11, 2024, rounded up to the next higher share. The actual number of shares delivered at the end of the 3-year performance period will vary based on actual performance.

(3)	Number of RSUs equals the annual LTIP grant value divided by $14.99, the closing price of our common stock on April 11, 2024, rounded up to the next higher share.

In addition to the grants summarized above, the Remuneration and Nomination Committee granted the following one-time LTIP awards to our NEOs in 2024:

•

In recognition of his leadership and extraordinary efforts related to the successful Insomnia Cookies Divestiture, the Remuneration and Nomination Committee granted to Mr. Ashukian a one-time RSU grant valued at $375,000 on September 12, 2024. The grant was delivered 100% in RSUs that will fully vest on the third anniversary of the grant date, subject to continued employment.

•

At the time of the annual grant, the Remuneration and Nomination Committee also granted to each of Mr. Skena and Ms. Zandhuis a one-time RSU grant valued at $1,000,000, delivered in 100% RSUs that vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% on the fifth anniversary of

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2024 Long-Term Incentive Plan (LTIP)

the grant date, subject to continued employment. These grants were provided in recognition of their respective track records of high performance, and management’s and the Remuneration and Nomination Committee’s desire to retain them.

Performance Shares

Performance shares are designed to drive the achievement of long-term financial objectives and to maximize stockholder return. Target performance shares granted to NEOs are based on the closing price of our common stock as of the grant date, April 11, 2024. The performance period for fiscal year 2024 performance shares is the three-years including fiscal year 2024, 2025, and 2026. For performance shares, the Remuneration and Nomination Committee established financial and operational performance metrics with corresponding threshold, target, and maximum performance and payout levels, based on our long-term growth strategy. Following the end of the performance period, the Remuneration and Nomination Committee will review performance and award shares based on actual results. For performance below threshold, no shares will be awarded; for performance at threshold, 50% of target shares will be awarded; for performance at target, 100% of target shares will be awarded; for performance at maximum or above, 200% of target shares will be awarded. For performance between threshold and maximum, the Remuneration and Nomination Committee will use linear interpolation to determine results and corresponding awards. Provided the Remuneration and Nomination Committee certifies performance at or above threshold, shares will generally be distributed in the first quarter following the end of the performance period. See the “Grants of Plan-Based Awards” table for potential awards based on threshold, target, and maximum performance for each of our NEOs.

The number of shares awarded to NEOs at the end of the performance period, pursuant to the fiscal year 2024 performance share grants, will be based (i) 60% on Return on Invested Capital (“ROIC”), which equals growth of absolute net operating profit after taxes divided by cumulative capital expenditures for the three-year performance period, (ii) 20% on Leverage, which means the Company’s publicly reported Net Leverage Ratio calculated as net debt divided by Adjusted EBITDA, and (iii) 20% on landfill food waste reduction.

The Remuneration and Nomination Committee believes these measures are important indicators of the long-term operational strength of our business, create long-term value, and align the performance of our NEOs with the interests of our stockholders.

Requiring Stock Ownership

To further align our NEOs’ and stockholders’ interests, the Remuneration and Nomination Committee implemented stock ownership requirements in 2024. The requirements are intended to drive each of our NEOs to accumulate and hold a significant amount of our common stock. We believe our stock ownership requirements are comparable to those of our peer group and general industry practices. The table below summarizes our ownership and holding requirement provisions.

Provisions	Description of Provisions

Ownership Requirement	• 6 times base salary for the CEO • 3 times base salary for other executive officers

Time to Meet Requirement (phase-in period)	• Five years from the executive officer’s employment date or promotion to applicable executive level, whichever is later

Equity Included in Ownership

•  Shares underlying unvested RSUs and time-based restricted stock awards

•  Earned performance-based shares and performance-based restricted stock awards

•  Shares owned directly

•  Shares owned indirectly (by a spouse or a trust for an immediate family member)

Equity Excluded in Ownership	• Unearned performance-based shares and performance-based restricted stock awards • Unexercised stock options

Holding Requirements

•  Executive officers are not required to hold a percentage of shares earned from vested awards; it is incumbent upon the executive officer to monitor and achieve the requirement within the phase-in period

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2024 Long-Term Incentive Plan (LTIP)

The Remuneration and Nomination Committee evaluates the status of stock ownership requirements annually based on the executive officer’s stock holdings at the end of each fiscal year. As of December 29, 2024, all NEOs satisfied their stock ownership requirements.

Benefits and Perquisites

Our NEOs participate in the same benefit plans generally available to our employees and receive the same coverage as other employees. These benefit plans include health insurance, ancillary coverages, life insurance, and disability coverage. We only provide tax gross ups to NEOs for select non-recurring relocation expenses. In fiscal year 2024, we did not provide commuting expenses to any of our NEOs.

Defined Contribution (401(k) Savings) Plan

Our NEOs are eligible to participate in our qualified defined contribution 401(k) Plan, under which they have the opportunity to defer a portion of their eligible compensation, up to tax code limitations, and receive a company matching contribution of 100% of the first 3% of contributions and 50% of the next 2% of contributions.

Pension Benefits and Non-Qualified Deferred Compensation

We do not maintain any defined benefit pension or non-qualified deferred compensation plans for our NEOs.

Employment Agreements and Change in Control Arrangements

As a standard practice, the Company does not generally enter into employment agreements or individual change in control agreements with its NEOs other than the CEO. We provide the other NEOs severance benefits and additional rights to payments of AIP and LTIP-based compensation in the event of a change in control. We provide these protections to help ensure that the other NEOs would be available to assist in a successful transition following a change in control and provide a competitive level of severance protection if a NEO is involuntarily terminated without cause or resigns for good reason (if applicable) within two years following a change in control. We do not provide any tax gross ups for change in control benefits. We describe the employment agreement for Mr. Charlesworth in the “Employment Agreements” section below. We describe severance arrangements and other benefits provided to NEOs upon a change in control (as well as the equity treatment upon certain separations in the event of a change in control) under “Potential Payments Upon Termination or Change in Control” below.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
Timing of Certain Equity Awards

Timing of Certain Equity Awards
We do not regularly grant stock options, stock appreciation rights, or similar awards as part of our executive compensation program. Accordingly, we do not have a policy related to the timing or the determination of the terms of grants of options or other similar awards in relation to the disclosure of material non-public

information. Although we do not have a formal policy with respect to the timing of our grants of options or similar awards, we do not grant such awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on award grant dates or for the purpose of affecting the value of employee compensation from such awards.
Insider Trading and Clawback Policies
Insider Trading Policy and Restrictions on Hedging and Pledging
Our Insider Trading Policy governs the purchase, sale, and other dispositions of our securities by our directors, officers, and employees (collectively, the “Insiders”), as well as other persons, including third-party contractors or consultants, whose business relationship with the Company provides access to material non-public

information regarding the Company. Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Listing Standards and prohibits our Insiders from engaging in transactions in our securities while in possession of material non-public

information. This prohibition extends to any family member of our Insiders who shares the same household with them and any other individual or entity whose securities trading decisions are influenced or controlled by any of our Insiders. Our Insider Trading Policy also prohibits our directors and executive officers from engaging in transactions of a speculative nature regarding Company securities at any time, including, but not limited to, acquiring put options, margining Company securities or otherwise pledging Company securities as collateral, engaging in short sales involving Company securities, or entering into any other hedging transactions.
Clawback Policy
Effective October 2, 2023, the Board updated our Clawback Policy to provide, among other things, that we will seek to recover from any current or former executive officer, reasonably promptly following an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, any erroneously awarded incentive-based compensation received during the three completed fiscal years immediately preceding the date of such restatement. Under the Clawback Policy, incentive-based compensation includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure.
We believe our Clawback Policy is sufficiently broad to reduce the potential risk that the executive officers would intentionally misstate results to benefit under an incentive program by requiring recoupment of compensation in those circumstances. A copy of our Clawback Policy is filed with the SEC as an exhibit to our most recent Annual Report on Form

10-K.
Report of the Remuneration and Nomination Committee
In fulfilling its responsibilities, the Remuneration and Nomination Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
In reliance on the review and discussions referred to above, the Remuneration and Nomination Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form

10-K

for the year ended December 29, 2024 (through incorporation by reference to this Proxy Statement).
The Remuneration and Nomination Committee
Marissa Andrada, Chair
Paul S. Michaels
Gerhard Pleuhs

2025 Proxy Statement | 33

EXECUTIVE COMPENSATION TABLES
2024 Summary Compensation Table
The table below sets out information regarding the compensation earned by our NEOs in fiscal years 2022, 2023, and 2024. For 2023 and 2022, certain amounts have been adjusted from amounts previously reported to reflect compensation earned during those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (1)		Non-equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)

Joshua Charlesworth, President & Chief Executive Officer	2024	999,039	—		1,000,012		—		—	511,404	2,510,455
	2023	944,885	—		9,425,899		—		874,000	15,390	11,260,174
	2022	860,000	—		500,006		—		—	13,790	1,373,796

Jeremiah Ashukian, EVP & Chief Financial Officer	2024	650,000	—		1,125,021		—		—	2,465	1,777,486
	2023	625,000	675,000	(2)	2,452,404	(2)	2,000,001	(2)	584,893	181,805	6,519,103

David Skena, Chief Growth Officer	2024	600,000	—		1,750,023		—		—	140,009	2,490,032
	2023	600,000	—		750,029		—		552,000	15,918	1,917,947
	2022	561,731	—		399,996		—		—	14,318	976,045

Matthew Spanjers, Former Chief Growth Officer & President, International	2024	600,000	—		750,010		—		—	15,990	1,366,000
	2023	574,039	—		2,750,044		—		552,000	15,390	3,891,473
	2022	525,000	—		500,006		—		—	13,790	1,038,796

Theresa Zandhuis, Chief People Officer	2024	550,000	—		1,600,033		—		—	17,838	2,167,871

(1)
Amounts reflect the full grant-date fair value of restricted stock unit awards and stock options granted during fiscal years 2024, 2023, and 2022 computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all restricted stock unit awards made to executive officers in Note 13 to our audited consolidated financial statements included in our Annual Report on Form

10-K

for the year ended December 29, 2024.

(2)
Upon his hire in January 2023, Mr. Ashukian received a

sign-on

bonus of $675,000, a

one-time

RSU grant with a grant date value of $1.5 million, and a

one-time

grant of

non-qualified

stock options (“NSO”) with a grant date value of $2 million.

(3)	The amounts reported in the All Other Compensation column reflect the items and values set out in the tables below.

2024 All Other Compensation
NEO	Cell Phone ($)	401(k) Match ($)	Group Life Insurance ($)	Relocation ($)	Tax Gross-up ($)		Other ($)		Total ($)

Joshua Charlesworth	1,200	13,800	1,518	—	—		494,886	(a)	511,404

Jeremiah Ashukian	600	875	990	—	—		—		2,465

David Skena	1,200	13,800	1,518	71,134	52,357	(b)	—		140,009

Matthew Spanjers	1,200	13,800	990	—	—		—		15,990

Theresa Zandhuis	1,200	13,800	2,838	—	—		—		17,838

(a)
In July 2024, in connection with the Insomnia Cookies Divestiture, Mr. Charlesworth received a lump-sum

cash payment of $494,886 in exchange for the cancellation of the 3,925 REUs previously awarded to him under the Insomnia EOP.

(b)	In fiscal year 2024, Mr. Skena received a tax gross-up for his relocation expense.

2023 All Other Compensation
NEO	Cell Phone ($)	401(k) Match ($)	Group Life Insurance ($)	Relocation ($)	Total ($)

Joshua Charlesworth	1,200	13,200	990	—	15,390

Jeremiah Ashukian	600	—	596	180,609	181,805

David Skena	1,200	13,200	1,518	—	15,918

Matthew Spanjers	1,200	13,200	990	—	15,390

34 | Krispy Kreme, Inc.

EXECUTIVE COMPENSATION TABLES
2024 Summary Compensation Table

2022 All Other Compensation
NEO	Cell Phone ($)	401(k) Match ($)	Group Life Insurance ($)	Total ($)

Joshua Charlesworth	1,200	11,600	990	13,790

David Skena	1,200	11,600	1,518	14,318

Matthew Spanjers	1,200	11,600	990	13,790
2024 Grants of Plan-Based Awards
The following table sets forth information regarding equity plan awards and non-equity

incentive plan awards by us to our NEOs during fiscal year 2024. All awards were granted under the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”).

		Estimated Future Payout Under Non-Equity Incentive Awards (1)			Estimated Future Payout Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares or Stock		All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#)

Joshua Charlesworth	4/11/2024	500,000	1,000,000	2,000,000	—	500,006	1,000,013	33,356	(4)	—	—	1,000,012

Jeremiah Ashukian	4/11/2024	260,000	520,000	1,040,000	—	375,005	750,010	25,017	(4)	—	—	750,010

	9/12/2024	—	—	—	—	—	—	32,553	(5)	—	—	375,011

David Skena	4/11/2024	240,000	480,000	960,000	—	375,005	750,010	91,729	(4)	—	—	1,750,023

Matthew Spanjers	4/11/2024	240,000	480,000	960,000	—	375,005	750,010	25,017	(4)	—	—	750,010

Theresa Zandhuis	4/11/2024	192,500	385,000	770,000	—	300,010	600,020	86,726	(4)	—	—	1,600,033

(1)
These columns show the potential value of the payout for each NEO under the fiscal year 2024 annual incentive plan at threshold, target, and maximum payout levels, based on each NEO’s annual base salary and annual incentive plan target percentage.

(2)	Represents awards of performance shares. Performance shares awarded April 11, 2024, vest upon certification of fiscal year 2026 financial and operational results.

(3)
The amounts in this column do not represent amounts the NEOs received or are entitled to receive. Rather, the reported amounts represent the fair value of the awards calculated in accordance with ASC 718 on the applicable grant date.

(4)	Provided employment continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on April 11, 2027, 20% on April 11, 2028, and 20% on April 11, 2029.

(5)	Provided employment continues through the applicable vesting dates, these RSUs vest on September 12, 2027.

2025 Proxy Statement | 35

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at 2024 Fiscal Year-End

Outstanding Equity Awards at 2024 Fiscal

Year-End
The following table sets forth information regarding unvested equity awards held by each NEO as of the end of fiscal year 2024.

		Option Awards						Stock Awards
Name	Grant Date / Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Joshua Charlesworth	5/1/2021 NSO	198,876	132,585	(2)	—	14.61	5/1/2031	—		—	—		—

	4/1/2021 RSU	—	—		—	—	—	33,268	(3)	325,361	—		—

	5/1/2021 RSU	—	—		—	—	—	53,226	(4)	520,550	—		—

	4/4/2022 RSU	—	—		—	—	—	34,507	(5)	337,478	—		—

	1/19/2023 RSU	—	—		—	—	—	140,545	(6)	1,374,530	—		—

	5/9/2023 RSU/PSU	—	—		—	—	—	24,672	(7)	241,292	12,336	(8)	120,646

	11/1/2023 RSU	—	—		—	—	—	492,142	(9)	4,813,149	—		—

	4/11/2024 RSU/PSU	—	—		—	—	—	33,356	(10)	326,222	33,356	(11)	326,222

Jeremiah Ashukian	2/8/2023 NSO	—	423,729	(12)	—	12.45	2/8/2033	—		—	—		—

	2/8/2023 RSU	—	—		—	—	—	136,737	(13)	1,337,288	—		—

	5/9/2023 RSU/PSU	—	—		—	—	—	24,672	(7)	241,292	12,336	(8)	120,646

	4/11/2024 RSU/PSU	—	—		—	—	—	25,017	(10)	244,666	25,017	(11)	244,666

	9/12/2024 RSU	—	—		—	—	—	32,553	(14)	318,368	—		—

David Skena	5/1/2021 NSO	99,438	66,292	(2)	—	14.61	5/1/2031	—		—	—		—

	4/1/2021 RSU	—	—		—	—	—	26,614	(3)	260,285	—		—

	5/1/2021 RSU	—	—		—	—	—	26,614	(4)	260,285	—		—

	4/4/2022 RSU	—	—		—	—	—	27,605	(5)	269,977	—		—

	5/9/2023 RSU/PSU	—	—		—	—	—	24,672	(7)	241,292	12,336	(8)	120,646

	4/11/2024 RSU/PSU	—	—		—	—	—	91,729	(10)	897,110	25,017	(11)	244,666

36 | Krispy Kreme, Inc.

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at 2024 Fiscal Year-End

		Option Awards						Stock Awards
Name	Grant Date / Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Matthew Spanjers (16)	5/1/2021 NSO	198,876	132,585	(2)	—	14.61	5/1/2031	—		—	—		—

	4/1/2021 RSU	—	—		—	—	—	33,268	(3)	325,361	—		—

	5/1/2021 RSU	—	—		—	—	—	53,226	(4)	520,550	—		—

	4/4/2022 RSU	—	—		—	—	—	34,507	(5)	337,478	—		—

	5/9/2023 RSU/PSU	—	—		—	—	—	24,672	(7)	241,292	12,336	(8)	120,646

	6/1/2023 RSU	—	—		—	—	—	127,960	(15)	1,251,449	—		—

	4/11/2024 RSU/PSU	—	—		—	—	—	25,017	(10)	244,666	25,017	(11)	244,666

Theresa Zandhuis	5/1/2021 NSO	99,438	66,292	(2)	—	14.61	5/1/2031	—		—	—		—

	4/1/2021 RSU	—	—		—	—	—	26,614	(3)	260,285	—		—

	5/1/2021 RSU	—	—		—	—	—	26,614	(4)	260,285	—		—

	4/4/2022 RSU	—	—		—	—	—	27,605	(5)	269,977	—		—

	5/9/2023 RSU/PSU	—	—		—	—	—	19,737	(7)	193,028	9,869	(8)	96,514

	4/11/2024 RSU/PSU	—	—		—	—	—	86,726	(10)	848,180	20,014	(11)	195,737

(1)	Based on the closing price of our common stock on December 27, 2024.

Provided	employment continues through the applicable vesting dates:

(2)	Stock options vest in two installments: 50% on May 1, 2025; and 50% on May 1, 2026.

(3)	RSUs vest on October 1, 2025.

(4)	RSUs vest in two installments: 50% on May 1, 2025; and 50% on May 1, 2026.

(5)	RSUs vest in three installments: 60% on April 4, 2025; 20% on April 4, 2026; and 20% on April 4, 2027.

(6)	RSUs vest on January 19, 2026.

(7)	RSUs vest in three installments: 60% on May 9, 2026; 20% on May 9, 2027; and 20% on May 9, 2028.

(8)	PSUs vest upon certification of goals for the three-year period ended December 28, 2025. Values represent threshold payout level (50% of target).

(9)	RSUs vest on November 1, 2028.

(10)	RSUs vest in three installments: 60% on April 11, 2027; 20% on April 11, 2028; and 20% on April 11, 2029.

(11)	PSUs vest upon certification of goals for the three-year period ended January 3, 2026. Values represent target payout level (100% of target).

(12)	Stock options vest on February 8, 2026.

(13)	RSUs vest in three installments: 60% on February 8, 2026; 20% on February 8, 2027; and 20% on February 8, 2028.

(14)	RSUs vest on September 12, 2027.

(15)	RSUs vest on June 1, 2026.

(16)	Mr. Spanjers’ last day of employment with the Company was March 31, 2025. His stock treatment upon his termination is described in the Employment Agreement section below.

2025 Proxy Statement | 37

EXECUTIVE COMPENSATION TABLES
2024 Stock Options Exercised and Stock Vested

2024 Stock Options Exercised and Stock Vested
The following table sets forth, for each of the NEOs, the number and value of shares of the Company’s common stock subject to RSUs that vested during fiscal year 2024. No options were exercised by the NEOs during fiscal year 2024 and none of the NEOs hold any stock appreciation rights.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Joshua Charlesworth	115,533	1,393,315
Jeremiah Ashukian	—	—
David Skena	61,339	735,030
Matthew Spanjers	115,533	1,393,315
Theresa Zandhuis	68,481	811,735

(1)
The value realized was based on the closing stock price of our common stock on the business day prior to the respective vesting date. Mr. Charlesworth vested 79,838 RSUs on May 1, 2024, at $12.65 per share and 35,695 RSUs on October 1, 2024 at $10.74 per share. Mr. Skena vested 39,921 RSUs on May 1, 2024, at $12.65 per share and 21,418 RSUs on October 1, 2024, at $10.74 per share. Mr. Spanjers vested 79,838 RSUs on May 1, 2024, at $12.65 per share and 35,695 RSUs on October 1, 2024, at $10.74 per share. Ms. Zandhuis vested 39,921 RSUs on May 1, 2024, at $12.65 per share and 28,560 RSUs on October 1, 2024, at $10.74 per share.

Employment Agreements
As a standard practice, the Company does not generally enter into employment agreements with its executive officers other than the CEO. Mr. Charlesworth’s employment agreement is an at-will

employment agreement and addresses, among other things, Mr. Charlesworth’s base salary, annual incentive, long-term incentive eligibility, benefits eligibility, and customary restrictive covenants. Mr. Charlesworth’s agreement also provided for an LTIP grant of 492,142 RSUs that vest 100% on the fifth anniversary of the November 1, 2023 grant date, and an equity award of 3,925 Restricted Equity Units (“REUs”) under the Insomnia EOP which were cancelled and cashed out as discussed above in the 2024 Summary Compensation Table. Mr. Charlesworth received a cash payment of $494,886 for the cancellation of the REUs in connection with the Insomnia Cookies Divestiture.
Under the terms of his employment agreement, if Mr. Charlesworth is terminated without cause or if he terminates his employment for good reason, he will be entitled to continued payment of his base salary for 24 months and a lump sum payment equal to the approximate value of 18 months of subsidized COBRA coverage premiums. Prior to receiving any of the severance benefits, Mr. Charlesworth must execute and not revoke a release of claims in favor of the Company.
The severance provisions for involuntary termination for Messrs. Ashukian, Skena, and Spanjers, and Ms. Zandhuis provide for a lump sum payment equal to 12 months of base salary and a lump sum payment for 12 months subsidized COBRA coverage premiums. Prior to receiving any of the severance benefits, such NEO must execute and not revoke a release of claims in favor of the Company.
Equity Treatment Upon Termination Scenarios
Under the Omnibus Plan, unless otherwise determined by the Remuneration and Nomination Committee, in the event of an executive’s termination, all outstanding RSUs and unvested NSOs will automatically terminate on the date of such termination, except as described below.
Double-Trigger Equity Vesting Upon a Change in Control
Under the Omnibus Plan, unless otherwise determined by the Remuneration and Nomination Committee, in the event of a change in control of the Company, all outstanding RSUs and NSOs awarded thereunder, including those held by our NEOs, have “double-trigger” protection, which means that no accelerated vesting of outstanding RSUs or NSOs will occur unless either (i) both (a) a change in control occurs, and (b) the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months of such change in control, or (ii) both (a) a change in control occurs, and (b) the outstanding RSUs or NSOs are not assumed or substituted in connection with the change in control transaction.

38 | Krispy Kreme, Inc.

EXECUTIVE COMPENSATION TABLES
Equity Treatment Upon Termination Scenarios

Under the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”), unless otherwise determined by the Remuneration and Nomination Committee, in the event of a change in control of the Company, all outstanding RSUs and NSOs awarded thereunder, including those held by our NEOs, have “double-trigger” protection on the same terms as set forth above for the Omnibus Plan. In addition, if an award recipient’s (including an executive’s) employment is terminated other than for cause following the execution of an agreement, the consummation of which would constitute a change in control, but prior to (and within 180 days of) the consummation of such transaction, the participant’s outstanding RSUs and NSOs awarded under such plan will be treated as if the participant’s employment was terminated by the Company without cause immediately following the change in control.
Death or Disability
In the event of an executive’s termination due to death or disability, all outstanding performance shares and RSUs become fully vested and payable, and all NSOs vest in full as of such date and may thereafter be exercised by the executive’s legal representative or legatee, if any. Performance shares will continue to be subject to the achievement of applicable performance criteria.
Retirement
In the event of an executive’s retirement (generally defined as a termination, other than for cause or due to death or disability, after attaining the age of 60 and completing at least five years of service), unvested performance shares, RSUs and NSOs vest on a pro rata basis. Performance shares will continue to be subject to the achievement of applicable performance criteria. None of our NEOs were retirement eligible as of December 29, 2024.
Potential Payments Upon Termination or Change in Control
As noted under the “Employment Agreements” and “Equity Treatment Upon Termination Scenarios” sections above, the employment agreement of Mr. Charlesworth and incentive arrangements for each NEO provide for certain payments and benefits upon their respective separation from the Company.
The following table sets forth quantitative information with respect to potential payments to each NEO or their beneficiaries upon termination in various circumstances, assuming termination of employment on December 29, 2024. Amounts are estimates only; actual amounts paid will vary depending on the facts and circumstances applicable at the time of each respective termination.

	No Change in Control				Following a Change in Control
NEO	Cash Payments Upon Termination Without Cause or for Good Reason (1) ($)	Value of Stock at Termination Without Cause or for Good Reason ($)	Value of Stock at Termination Due to Retirement (2) ($)	Value of Stock at Termination Due to Death or Disability (3) ($)	Cash Payments Upon Termination Without Cause or for Good Reason (1) ($)		Value of Stock Upon Termination Without Cause or for Good Reason or if RSUs/NSOs not Assumed (4) ($)
Joshua Charlesworth	3,099,233	—	—	8,506,096		3,099,233		8,506,096
Jeremiah Ashukian	1,321,303	—	—	2,627,573		1,321,303		2,627,573
David Skena	1,145,867	—	—	2,414,907		1,145,867		2,414,907
Theresa Zandhuis	990,564	—	—	2,220,520		990,564		2,220,520

(1)
For Mr. Charlesworth, payment includes 24 months of severance based on his base salary as of December 29, 2024, and a lump sum payment of $49,616, equal to the approximate value of eighteen months of subsidized COBRA coverage premiums. For Messrs. Ashukian and Skena and for Ms. Zandhuis, payment includes 12 months of severance based on their respective base salaries as of December 29, 2024, and lump sum payments of $30,652, $32,934, and $27,782, respectively, equal to the approximate value of twelve months of subsidized COBRA coverage premiums. Amounts include each NEO’s annual incentive plan award calculated at target as of December 29, 2024.

(2)	Retirement means 60 years of age and at least 5 years of service. As of December 29, 2024, none of our NEOs were retirement eligible.

(3)
Vesting for performance shares, RSUs, and NSOs would be accelerated in full in connection with a termination of employment due to death or disability. Amounts in this column represent the outstanding value of performance shares (at target), RSUs and NSOs as of December 29, 2024. The value of performance shares and RSUs is calculated by multiplying the number of outstanding performance shares and RSUs, respectively, for each NEO by the closing price of our common stock of $9.78 on December 27, 2024. The value of the NSOs is calculated based on the closing price of our common stock of $9.78 on December 27, 2024, less the exercise price for each NEO’s respective NSO grants. As of December 27, 2024, the value of NSOs was zero. Performance shares will continue to be subject to the achievement of applicable performance criteria.

2025 Proxy Statement | 39

EXECUTIVE COMPENSATION TABLES
Potential Payments Upon Termination or Change in Control

(4)
Vesting for performance shares, RSUs, and NSOs would be accelerated in full in connection with (i) an involuntary termination without cause, (ii) a voluntary termination for good reason, or (iii) if outstanding equity compensation is not assumed or substituted in connection with a change in control. Amounts in this column represent the outstanding value of performance shares (at target), RSUs, and NSOs as of December 27, 2024. The value of performance shares and RSUs is calculated by multiplying the number of outstanding RSUs, respectively, for each NEO by the closing price of our common stock of $9.78 on December 27, 2024. The value of the NSOs is calculated based on the closing price of our common stock of $9.78 on December 27, 2024, less the exercise price for each NEO’s respective NSO grants. As of December 27, 2024, the value of NSOs was zero. Performance shares will continue to be subject to the achievement of applicable performance criteria.

Mr. Spanjers
On January 10, 2025, Mr. Spanjers and the Company entered into a transition agreement whereby Mr. Spanjers last day of employment with the Company was March 31, 2025. During the period between these dates, Mr. Spanjers continued to provide services to the Company. In consideration for entering into the transition agreement and complying with all the terms and conditions therein, including customary restrictive covenants, and executing and not revoking a release of claims in favor of the Company, the Company agreed to provide Mr. Spanjers with a severance payment of $858,217, inclusive of (i) a $800,000 severance payment, (ii) a $40,717 lump sum payment equal to the approximate value of 12 months of subsidized COBRA coverage premiums, and (iii) a lump sum payment of $17,500 for outplacement services. Additionally, the transition agreement provided for pro rata vesting of Mr. Spanjers’ outstanding performance shares, RSUs, and NSOs upon his termination from the Company, based on the total number of days worked during the respective vesting periods of his outstanding grants through his termination date. The total value of stock received upon his termination is $1,911,706, which includes pro rata vesting of 28,888 performance shares and 166,583 RSUs. The value of the performance shares and RSUs is calculated by multiplying the number of vested performance shares and RSUs by the closing price of our common stock of $9.78 on December 27, 2024. Performance shares will continue to be subject to the achievement of applicable performance criteria.

40 | Krispy Kreme, Inc.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information, as of December 29, 2024, about the securities authorized for issuance under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands) (a)		Weighted average exercise price of all outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousands) (c)

Equity compensation plans approved by security holders

Omnibus Plan (1)	5,368	(1)		(1)	6,594

Krispy Kreme, Inc. 2021 Employee Stock Purchase Plan	—		—		2,454

Other (2)	3,277	(3)		(3)	—

Total	8,645		$13.96		9,048

(1)
Consists (in thousands) of 424 securities to be issued upon the exercise of options with an exercise price of $12.45 per share and 4,944 securities to be issued upon the exercise of RSUs. The share reserve for the Omnibus Plan automatically increases on January 1 of each year for a period of not more than 10 years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock issued and outstanding on December 31 of the preceding calendar year and (ii) a number of shares of our common stock determined by the Remuneration and Nomination Committee.

(2)	Consists of shares held under the Long-Term Incentive Plan.

(3)	Consists (in thousands) of 2,237 securities to be issued upon the exercise of options with an exercise price of $14.61 per share and 1,040 securities to be issued upon the exercise of RSUs.

2025 Proxy Statement | 41

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Act, we are providing the following disclosure regarding the ratio of the annual total compensation of our CEO, Mr. Charlesworth, to that of our median employee. As a company with global operations, we have employees in several countries. Our objective is to provide competitive compensation commensurate with
an employee’s position and geographic location, while also linking compensation to Company and individual performance. To provide context for this disclosure, it is important to understand the scope of our operations. The compensation elements and pay levels of our employees can vary dramatically from country to country based on market trends, local pay practices, cost of living, and cost of labor. These factors, along with fluctuations in currency exchange rates, impact our median employee compensation and the resulting pay ratio.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their unique employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio reported below, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Additionally, the pay ratio described below involves a degree of imprecision due to the usage of estimates and assumptions, but is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation

S-K.
For fiscal year 2024:

•	The median of annual total compensation of all our employees, other than Mr. Charlesworth was $27,922.
•	Mr. Charlesworth’s annual total compensation, as reported in the Total column of the 2024 Summary Compensation Table, was $2,510,455.
•	Based on this information, the ratio of the annual total compensation of Mr. Charlesworth to the median of annual total compensation of all our employees is estimated to be 90 to 1.
We identified our median employee as of December 29, 2024, by utilizing annualized base salary as our consistently applied compensation measure for all full- and part-time employees. We did not adjust for cost-of

living. For employees paid in a currency other than U.S. dollars, we converted annualized base salary into U.S. dollars using U.S. Treasury exchange rates on December 31, 2024. After identifying the median employee, we calculated the annual total compensation for that employee utilizing the same methodology we use for our NEOs, as set forth in the 2024 Summary Compensation Table.

42 | Krispy Kreme, Inc.

PAY VS. PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain company financial performance metrics. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with company financial performance, refer to the “Compensation Discussion and Analysis” section above.
The following table provides information showing the relationship during 2024, 2023, 2022, and 2021 between (1) executive compensation “actually paid” (as defined by SEC rules and further described below) to each person serving as (a) our principal executive officer or PEO (also referred to as our CEO) and (b) our non-PEO
named executive officers (also referred to below as other NEOs or non-PEO
NEOs), on an average basis, and (2) the company’s financial performance. For 2023, 2022, and 2021, certain amounts have been adjusted from amounts previously reported to reflect compensation earned during those years. The company’s selected performance measure included in the chart below is Adjusted EBITDA, which is described in the “Compensation Discussion and Analysis” section above.
Pay vs. Performance Table

Year	SCT Total for PEO (1) ($)	Compensation Actually Paid to PEO (3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (2) ($)	Average Compensation Actually Paid to Non-PEO NEOs (3) ($)	Total Stockholder Return (“TSR”) Value of Initial Fixed $100 Investment Based On (4) :		Net Income ($)	Adjusted EBITDA (5) ($)
					Krispy Kreme, Inc. ($)	S&P Consumer Discretionary ($)
2024	2,510,455	(3,195,195)	1,950,347	(507,059)	57.53	130.68	3,815,000	193,528,000
2023	10,460,664	19,034,119	6,216,102	8,160,781	88.76	98.61	(36,647,000)	211,624,000
2022	2,138,714	(10,787,406)	1,081,632	(3,311,747)	60.71	69.92	(8,775,000)	190,729,000
2021	23,637,042	28,259,408	5,855,030	7,525,084	111.29	112.01	(14,843,000)	187,945,000
(1)	Joshua Charlesworth served as our PEO for the entirety of 2024; Michael Tattersfield served as our PEO for the entirety of 2023, 2022, and 2021.

(2)	Our non-PEO NEOs included:

a.	2024 - Jeremiah Ashukian, David Skena, Matthew Spanjers, and Theresa Zandhuis.

b.	2023 - Joshua Charlesworth, Jeremiah Ashukian, Matthew Spanjers, and Raphael Duvivier.

c.	2022 - Joshua Charlesworth, Andrew Skehan, David Skena, Matthew Spanjers, and Catherine Tang.

d.	2021 - Joshua Charlesworth, Andrew Skehan, Matthew Spanjers, and Catherine Tang.

(3)
Compensation “actually paid” is calculated in accordance with Item 401(v) of Regulation
S-K.
The table included in the “Compensation Actually Paid Table” section below sets forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs.

(4)
For each year, total stockholder return for the Company and the peer group was calculated in accordance with Item 201 and Item 401(v) of Regulation
S-K.
For purposes of this pay vs. performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in Part II, Item 5 of our Annual Report on Form
10-K
for the fiscal year ended December 29, 2024, namely, the Standard & Poor’s Consumer Discretionary Sector. The total stockholder return figures assume an initial $100 investment on July 1, 2021, the date of our initial public offering (“IPO”), and represent the value of such investment as of January 2, 2022, January 1, 2023, December 31, 2023, and December 29, 2024, respectively.

(5)	For a description of Adjusted EBITDA, see the section “Compensation Discussion and Analysis - Elements of Compensation” above, and “Appendix A – Non-GAAP Financial Measures” below.

2025 Proxy Statement | 43

PAY VS. PERFORMANCE
Compensation Actually Paid Table

Compensation Actually Paid Table

NEO	Year		Summary Compensation Table Total ($)	Deduct Summary Compensation Table Stock and Option Awards ($)	Add FV of Unvested Awards Granted in the FY ($)	Add FV Change of Unvested Awards Granted in PYs ($)	Add Vested Awards Granted in the FY ($)	Add FV Change of Vested Awards Granted in PYs ($)	Subtract FV of Awards Granted in PYs that Failed to Vest in the FY ($)	Add Value of Dividends or Other Earnings on Unvested Awards in the FY ($)	Compensation Actually Paid ($)
	2024		2,510,455	1,000,012	652,443	(5,751,880)	—	393,799	—	—	(3,195,195)
PEO	2023		10,460,664	7,925,905	7,972,740	8,434,562	—	92,058	—	—	19,034,119
	2022		2,138,714	999,998	712,214	(12,598,179)	—	(40,157)	—	—	(10,787,406)
	2021	(1)	23,637,042	16,138,304	20,034,181	454,389	—	272,100 (2)	—	—	28,259,408
	2024		1,950,347	1,306,272	870,682	(2,207,082)	—	185,265	—	—	(507,059)
Other NEOs	2023		6,216,102	4,740,136	5,345,825	1,288,998	—	49,992	—	—	8,160,781
	2022		1,081,632	460,002	256,398	(2,612,186)	—	(201,728)	1,375,862	—	(3,311,747)
	2021		5,855,030	3,806,755	4,728,962	275,769	—	402,211	—	—	7,525,084

(1)
Stock and option awards were granted to our NEOs in connection with our IPO on July 21, 2021, and prior awards were cancelled as part of the IPO. These stock and option awards’ initial valuations were as follows:

a.	Stock awards: $17.00 as of July 1, 2021 (the offering price)

b.	Option awards: $6.10 as of May 1, 2021 (Black-Scholes model)

(2)
Michael Tattersfield had stock awards, granted in prior years, that vested on May 18, 2021. The Company valued equity awards semi-annually as a private company. Accordingly, the fair value of Mr. Tattersfield’s vested stock awards was $15.31 per share at the end of fiscal year 2020 and May 18, 2021.

Relationship Between Pay and Performance
The following graphs address the relationship between compensation “actually paid” as disclosed in the Pay vs. Performance Table and the (i) Company’s cumulative TSR and peer group cumulative TSR, (ii) Company’s net income, and (iii) Company’s Adjusted EBITDA, respectively.

CAP vs. TSR
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
Compensation Actually Paid (CAP)
in thousands
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Total Shareholder Return
value of initial fixed $100 investment
IPO in 2021
2021
2022
2023
2024
CAP to PEO
Average CAP to Other NEOs
Krispy Kreme, Inc.
S&P Consumer Discretionary

44 | Krispy Kreme, Inc.

PAY VS. PERFORMANCE
Relationship Between Pay and Performance

CAP vs. Net Income
Compensation Actually Paid (CAP) in thousands
Net Income in thousands
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
$(20,000)
$(25,000)
$(30,000)
$(35,000)
$(40,000)
2021
2022
2023
2024
CAP to PEO
Average CAP to Other NEOs
Net Income

CAP vs. Adjusted EBITDA
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
Compensation Actually Paid (CAP) in thousands
$215,000
$210,000
$205,000
$200,000
$195,000
$190,000
$185,000
$180,000
$175,000
Adjusted EBITDA in thousands
2021
2022
2023
2024
CAP to PEO
Average CAP to Other NEOs
Adjusted EBITDA

Tabular List of Financial Performance Measures
The following is a list, in no particular order, of the most important financial performance measures used by the Company to link compensation actually paid to our NEOs for 2024 to Company performance. For more information on these financial performance measures, see the “Executive Compensation – Compensation Discussion and Analysis” section above.

1.	Net Revenue Growth

2.	Adjusted EBITDA Growth

3.	Return on Invested Capital (ROIC)

2025 Proxy Statement | 45

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board recommends that you vote “FOR” the ratification of Grant Thornton LLP’s appointment as the Company’s independent registered public accounting firm for fiscal year 2025.

The Audit and Finance Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm. The Audit and Finance Committee recommends ratification of its appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for fiscal year 2025. Grant Thornton has served as the Company’s independent registered public accounting firm since 2017. The Audit and Finance Committee and the Board believe that the continued retention of Grant Thornton to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Although stockholder ratification of the Audit and Finance Committee’s appointment of Grant Thornton as the Company’s independent registered public accounting firm is not required by the By-Laws or otherwise, the Board is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit and Finance Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during fiscal year 2025 if it is determined that such a change would be in the best interests of the Company and its stockholders.

A representative of Grant Thornton is expected to be present at the 2025 Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Vote Required

Approval of Proposal 3 requires the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted. An abstention will be counted as having been voted on Proposal 3, and therefore will have the effect of a vote against the applicable proposal. A broker non-vote will not be counted as having been voted on Proposal 3, and therefore will have no effect on the vote. No broker non-votes are expected in connection with Proposal 3.

Independent Registered Public Accounting Firm’s Fees

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

(in thousands)	2024 ($)	2023 ($)

Audit Fees(1)	2,157	2,200

Audit-Related Fees(2)	64	55
Tax Fees	—	—
All Other Fees	—	—
Total	2,221	2,255

(1)

These amounts represent fees of Grant Thornton for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, the audit of internal controls over financial reporting, services rendered in connection with acquisitions and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as consents and assistance with review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require. For purposes of this schedule, fees billed from non-U.S. jurisdictions in the currencies of such jurisdictions have been converted to U.S. dollars as of the date of the approval of such fees.

(2)

These amounts primarily represent fees of Grant Thornton for assistance with statutory audits in certain jurisdictions as well as agreed upon audit procedures in connection with certain rental contracts.

46 | Krispy Kreme, Inc.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm’s Fees

Under the Audit and Finance Committee Charter, the Audit and Finance Committee has established pre-approval policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit and Finance Committee. The Audit and Finance Committee approved all audit and non-audit services provided in 2024 and 2023 in accordance with the Audit and Finance Committee’s policy and procedures. Additional information may be found in the Report of the Audit and Finance Committee that follows, and in the Audit and Finance Committee Charter available on the Company’s website at https://investors.krispykreme.com/governance/governance-documents.

Report of the Audit and Finance Committee

The Audit and Finance Committee Charter sets forth the duties and responsibilities of the Audit and Finance Committee. The Audit and Finance Committee is primarily responsible for the oversight of the integrity of the Company’s financial reporting process and systems of internal controls (including the integrity of the Company’s financial statements and related disclosures), the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent auditors, and the Company’s internal audit activities.

Management has primary responsibility for the preparation of the financial statements, the completeness and accuracy of financial reporting, the overall system of internal control over financial reporting and the performance of the internal audit function. The Audit and Finance Committee has reviewed and discussed with management the Company’s audited financial statements and management’s evaluation and assessment of the effectiveness of internal control over financial reporting.

The Audit and Finance Committee engaged Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm for the fiscal year ended December 29, 2024, to be responsible for planning and conducting the audit of the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with U.S. GAAP and for auditing of the Company’s internal control over financial reporting and expressing an opinion on its effectiveness. The Audit and Finance Committee has reviewed and discussed with Grant Thornton, with and without management present, the financial statement audit, Grant Thornton’s evaluation of effectiveness of internal control over financial reporting, the overall quality of financial reporting and disclosure, and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Accounting Standards and the SEC. The Audit and Finance Committee has reviewed and received from Grant Thornton the written disclosures and the letter required by the applicable PCAOB requirements regarding the Company’s communications with the Audit and Finance Committee concerning independence and discussed with Grant Thornton the firm’s independence from the Company and management.

Based on the Audit and Finance Committee’s review and discussions referred to above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 27, 2025.

The Audit and Finance Committee

David Deno, Chair

Paul S. Michaels

Gerhard Pleuhs

Philip Telfer

2025 Proxy Statement | 47

OWNERSHIP OF OUR EQUITY SECURITIES

Directors, Director Nominees, and Executive Officers

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of April 10, 2025, the latest practicable date prior to the publication of this Proxy Statement, by:

(i)	each director, director nominee, and named executive officer, and

(ii)	all directors and current executive officers as a group.

The number of shares of common stock beneficially owned is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power, or the right to receive the economic benefit of ownership, as well as any shares that the individual has the right to acquire within 60 days of April 10, 2025 (including through the exercise of currently exercisable stock options and stock options that vest within 60 days of April 10, 2025 and through the vesting of performance shares or restricted stock units that vest within 60 days of April 10, 2025). Shares of common stock that a person has the right to acquire within 60 days of April 10, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such right, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares listed, and the address of each beneficial owner listed in the following table is c/o Krispy Kreme, Inc, 2116 Hawkins Street, Charlotte, NC 28203.

Name	Amount of Beneficial Ownership of Common Stock	Percentage of Class(1)
NON-EMPLOYEE DIRECTORS AND DIRECTOR NOMINEES
Marissa Andrada	4,140	*
David Bell	63,168	*
Patricia Capel	6,334	*
David Deno	82,046	*
Patrick Grismer	—	—
Bernardo Hees(2)	—	—
Paul Michaels(3)	752,806	*
Olivier Goudet(4)	2,139,262	1.3%
Gerhard Pleuhs	—	—
Debbie Roberts	9,090	*
Philip Telfer	—	—
Easwaran Sundaram	—	—
Gordon von Bretten	—	—
Michelle Weese	4,140	*
NAMED EXECUTIVE OFFICERS
Joshua Charlesworth(5)	865,070	*
Jeremiah Ashukian	—	—
David Skena(6)	458,821	*
Matthew Spanjers(7)	834,634	*
Theresa Zandhuis(6)	498,377	*
All Executive Officers and Directors as a Group (19 Persons)	5,065,599	3.0%

*	Less than 1% of outstanding shares of common stock.

(1)	Percentage is calculated to one decimal place based on 170,657,690 shares of the Company’s common stock outstanding as of April 10, 2025.

(2)	Mr. Hees advised the Company that, subsequent to April 10, 2025, he acquired beneficial ownership of 694,445 shares of the Company’s common stock.

(3)	Includes 726,245 shares held by Cribb Investments, LLC, of which Mr. Michaels is the Manager.

48 | Krispy Kreme, Inc.

OWNERSHIP OF OUR EQUITY SECURITIES

Directors, Director Nominees, and Executive Officers

(4)	Includes 2,087,812 shares held by Platin Holding S.à r.l. The registered address for Platin Holdings is JAB Partners LLP, 14th Floor, 20 Eastbourne Terrace, London W26LG, United Kingdom.

(5)

Includes (i) 66,292 shares of common stock issuable upon the exercise of stock options that vest within 60 days of April 10, 2025, (ii) 26,613 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 10, 2025 and (iii) 198,876 exercisable stock options.

(6)

Includes (i) 33,146 shares of common stock issuable upon the exercise of stock options that vest within 60 days of April 10, 2025, (ii) 13,307 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 10, 2025 and 99,438 exercisable stock options.

(7)	Includes 259,578 exercisable stock options.

Beneficial Owners of More than 5% of Our Common Stock

The following table provides information about the following entities known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding common stock as of April 10, 2025.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percentage of Class(1)
JAB Indulgence B.V.(2) Piet Heinkade 55 Amsterdam, 1019 GM The Netherlands	74,885,435	43.9%
BNP Paribas SA(3) 20 Boulevard des Italiens Paris, France 75009	14,972,315	8.8%
Baron Capital Group, Inc.(4) 767 Fifth Avenue, 49th Floor New York, NY 10153	13,069,717	7.7%

The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	8,481,418	5.0%

(1)	Percentage is calculated to one decimal place based on 170,657,690 shares of the Company’s common stock outstanding as of April 10, 2025.

(2)

Based on Amendment No. 11 to Schedule 13D filed by JAB Indulgence B.V., JAB Holdings B.V., JAB Investments s.à r.l., JAB Holding Company s.à r.l., Joh. A. Benckiser B.V., Agnaten SE, and Lucresca SE (collectively, the “JAB Entities”) with the SEC on August 13, 2024 (the “JAB 13D/A”). Pursuant to the JAB 13D/A, the JAB Entities have sole voting power over 0 shares, shared voting power over 74,885,435 shares, sole dispositive power over 0 shares, and shared dispositive power over 74,885,435 shares. On April 25, 2025, the JAB Entities filed with the SEC Amendment No. 12 to Schedule 13D disclosing the terms of a Stock Purchase Agreement by and between JAB Indulgence B.V. and Bernardo Hees pursuant to which, on April 23, 2025, JAB Indulgence B.V. agreed to sell to Mr. Hees 694,445 shares of Company common stock and to grant to Mr. Hees, who will provide consulting services to JAB Holdings B.V. with respect to its indirect interest in the Company, an option to purchase certain shares of Company common stock and a one-time incentive award in the form of restricted stock units with respect to certain shares of Company common stock subject to the terms described in the Stock Purchase Agreement.

(3)

Based on a Schedule 13G filed by BNP Paribas SA with the SEC on February 26, 2025 (the “BNP 13G”). Pursuant to the BNP 13G, BNP Paribas SA has sole voting power over 14,972,315 shares, shared voting power over 0 shares, sole dispositive power over 14,972,315 shares, and shared dispositive power over 0 shares.

(4)

Based on Amendment No. 2 to Schedule 13G filed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron with the SEC on February 14, 2025 (the “BAMCO 13G”). Pursuant to the BAMCO 13G, (i) Baron Capital Group, Inc. has sole voting power over 0 shares, shared voting power over 12,919,717 shares, sole dispositive power over 0 shares and shared dispositive power over 13,069,717 shares; (ii) BAMCO Inc. has sole voting power over 0 shares, shared voting power over 11,258,497 shares, sole dispositive power over 0 shares and shared dispositive power over 11,408,497; (iii) Baron Capital Management, Inc. has sole voting power over 0 shares, shared voting power over 1,661,220 shares, sole dispositive power over 0 shares and shared dispositive power over 1,661,220 shares, and (iv) Ronald Baron has sole voting power over 0 shares, shared voting power of 12,919,717 shares, sole dispositive power over 0 shares and shared dispositive power over 13,069,717 shares.

(5)

Based on a Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024 (the “Vanguard 13G”). Pursuant to the Vanguard 13G, The Vanguard Group has sole voting power over 0 shares, shared voting power over 88,900 shares, sole dispositive power over 8,305,588 shares, and shared dispositive power over 175,830 shares.

2025 Proxy Statement | 49

OTHER MATTERS

Stockholder Proposals for the 2026 Annual Meeting

Stockholder Proposals Under Rule 14a-8

Stockholders who wish to submit a proposal in accordance with SEC Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for inclusion in our proxy materials to be distributed in connection with our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) must submit their proposal in accordance with Rule 14a-8’s requirements, including ensuring it is received by the Corporate Secretary at the address set forth below no later than 5:00 p.m. Eastern Time on December 29, 2025. If the date of the 2026 Annual Meeting is more than 30 days before or after June 17, 2026, then the deadline to timely receive such material will be a reasonable time before we begin to print and send our proxy materials relating to the 2026 Annual Meeting. Failure to deliver a proposal in accordance with these requirements may result in the exclusion of your proposal in the proxy materials for the 2026 Annual Meeting.

Other Stockholder Proposals or Nominations and Universal Proxy

Under our By-Laws, if a stockholder wishes to present other business or nominate a director candidate at the 2026 Annual Meeting, we must receive proper written notice to our Corporate Secretary at the address set forth below no earlier than February 17, 2026 and no later than March 19, 2026. However, in the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after June 17, 2026, the notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than (i) the close of business on the 90th day prior to such annual meeting or (ii) the 10th day following the day on which notice of such annual meeting was mailed or public announcement of the date of such annual meeting is first made, whichever occurs first. The notice must comply with the timing, disclosure, procedural and other requirements set forth in the By-laws, including, if the proposal involves a director nomination, prescribed information required by Rule 14a-19(b) under the Exchange Act.

Stockholder proposals must be sent to our Corporate Secretary in writing to Krispy Kreme, Inc., Attention: Corporate Secretary, 2116 Hawkins Street, Charlotte, NC 28203. To be included in the Company’s proxy materials, the proposal must comply with the requirements as to form and substance established by the SEC and our By-laws, as applicable, and must be a proper subject for stockholder action under Delaware law.

Householding

As permitted by the Exchange Act, we utilize a procedure called “householding.” If two or more stockholders or beneficial owners share a mailing address, we may send only one mailing with the copy of the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and, if a hardcopy is requested, only one copy of our proxy materials to those stockholders, unless one or more of them notifies us that they would like to receive individual copies. This practice reduces our printing and mailing costs and the environmental impact of our annual meetings.

If one set of these materials was sent to your household for use by all the Company’s stockholders or beneficial owners in your household and you do not wish to participate in householding in the future, please contact Broadridge Financial Solutions, Inc. Householding Department in writing at 51 Mercedes Way, Edgewood, NY 11717, or by telephone at 1-866-540-7095. In addition, if you wish to receive an additional set of materials in advance of the 2025 Annual Meeting, please contact Broadridge Financial Solutions, Inc. at the address or phone number above and we will promptly deliver a separate copy of the Notice of Internet Availability or proxy materials to you.

Stockholders or beneficial owners sharing an address who now receive multiple sets of proxy materials may request delivery of a single copy by calling Broadridge Financial Solutions, Inc. at the address or phone number above. If a broker or other nominee holds your shares, you may continue to receive multiple mailings. Please contact your broker or other nominee directly to discontinue multiple mailings from them.

50 | Krispy Kreme, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1. WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

You are receiving this Proxy Statement and accompanying proxy materials because you are a stockholder of record or a beneficial owner of shares of common stock of Krispy Kreme, Inc. as of April 21, 2025 (the “Record Date”), which entitles you to attend and vote at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Our Board has made these materials available to you in connection with the Board’s solicitation of proxies on behalf of the Company for use at the 2025 Annual Meeting.

This Proxy Statement describes the matters on which the Company would like you to vote, provides information on those matters, and provides information about the Company that we must disclose under SEC rules when we solicit your proxy.

2. WHEN AND WHERE IS THE 2025 ANNUAL MEETING?

The 2025 Annual Meeting will be held virtually on June 17, 2025, at 10:00 a.m. Eastern Time, or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders. For instructions on how to attend, see Question 4 below, “How Do I Attend the 2025 Annual Meeting Virtually?”.

3. WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE 2025 ANNUAL MEETING?

At the 2025 Annual Meeting, you will be asked to vote on three proposals:

(1) to elect nine directors to hold office for a one-year term and until their respective successors shall have been elected and qualified;

(2) to approve the advisory resolution regarding the Company’s executive compensation; and

(3) to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2025.

We also will consider any other business that properly comes before the 2025 Annual Meeting.

4. HOW DO I ATTEND THE 2025 ANNUAL MEETING VIRTUALLY?

We will host the 2025 Annual Meeting virtually by live webcast at www.proxydocs.com/DNUT. The webcast will start at 10:00 a.m. Eastern Time. Stockholders may vote and submit questions while attending the 2025 Annual Meeting online. Instructions on how to attend and participate online are posted at www.proxydocs.com/DNUT. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you received a printed copy of the proxy materials, or are a beneficial stockholder, you will need the control number included on your proxy card to be able to attend the 2025 Annual Meeting. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your shares if you have questions about obtaining your control number.

If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Meeting log-in page.

5. WHO MAY ATTEND AND VOTE AT THE 2025 ANNUAL MEETING?

Stockholders of record as of the Record Date are entitled to attend and vote at the 2025 Annual Meeting.

If you are beneficial owner of shares, you may use the control number given to you by your bank, broker or other nominee to register to attend the meeting in advance at www.proxypush.com/DNUT. Upon completing your registration, you will receive further instructions by email, including information about your unique link that will allow you to attend the 2025 Annual Meeting and submit questions during the meeting. To vote at the 2025 Annual Meeting, you will be required to obtain a legal proxy in your name from your bank, broker or other nominee before the meeting by following the instructions you receive from your bank, broker or other nominee by email upon your successful registration for the meeting.

2025 Proxy Statement | 51

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

On the Record Date, we had 170,661,871 shares of common stock, par value $0.01 per share, issued and outstanding. A stockholder is entitled to one vote on all matters properly brought before the 2025 Annual Meeting for each share of our common stock owned by such stockholder.

6. WHY IS THE 2025 ANNUAL MEETING BEING HELD VIRTUALLY?

By conducting our 2025 Annual Meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting.

7. HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board recommends that you vote FOR each director nominee in Proposal 1 and FOR each of Proposal 2 and Proposal 3.

8. WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

The following votes will be required to adopt each proposal:

Proposal 1: A nominee for director will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee.

Proposal 2: The proposal will be approved if it is approved by the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted.

Proposal 3: The proposal will be approved if it is approved by the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted.

For Proposal 1, a broker non-vote (as described below) or an abstention will not be counted as having been voted on the applicable proposal, and therefore will have no effect on the vote, assuming a quorum is present. For Proposals 2 and 3, a broker non-vote will not be counted as having been voted on the applicable proposal, and therefore will have no effect on the vote, assuming a quorum is present. For Proposal 3, no broker non-votes are expected. For Proposals 2 and 3, an abstention will be counted as having been voted on the applicable proposal, and therefore will have the effect of a vote against the applicable proposal, assuming a quorum is present.

9. HOW DO I VOTE MY SHARES?

Stockholders of Record. Stockholders of record may submit a proxy before the 2025 Annual Meeting to have their shares voted using one of the following three methods, or may virtually attend the 2025 Annual Meeting online and vote their shares online:

1.

by internet at www.proxypush.com/DNUT using the 16-digit control number (your “Control Number”) set out on the Notice of Internet Availability or proxy card you received and following the instructions on the website,

2.	by telephone at +1-866-475-0865 using your Control Number and following the recorded instructions, or

3.

by mail if you received a paper copy of a proxy card by following the instructions on your proxy card and returning your completed, signed and dated proxy card in the pre-addressed envelope accompanying your proxy materials.

Internet and telephone voting will be available 24 hours a day until the polls close during the 2025 Annual Meeting. If you submit your proxy by mail, your completed proxy card must be received by 11:59 p.m. Eastern Time on June 16, 2025.

Shares represented by duly executed proxies will be voted in accordance with the instructions indicated on such proxies and, if no such instructions are indicated thereon, will be voted (i) FOR each director nominee listed in

52 | Krispy Kreme, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Proposal 1, (ii) FOR the approval of the advisory resolution to approve the Company’s executive compensation, and (iii) FOR the ratification of Grant Thornton’s appointment as the Company’s independent auditor.

If you vote by proxy prior to the 2025 Annual Meeting and also virtually attend the 2025 Annual Meeting, there is no need to vote again at the 2025 Annual Meeting unless you wish to change or revoke your vote.

We encourage you to complete and return a proxy, either online, by telephone or by mail, prior to the 2025 Annual Meeting to ensure your vote is counted.

Beneficial owners. Beneficial owners may direct their broker, bank or other nominee on how to vote their shares by following the instructions for voting on the voting instruction form provided by your broker, bank or other nominee. If you do not direct your broker, bank or other nominee on how to vote your shares by following the instructions on your voting instruction form, your shares will not be voted at the 2025 Annual Meeting for any matter that is considered to be “non-routine.” The only matter which we believe will be considered “routine” and on which your broker can vote your shares without receiving instructions from you is Proposal 3 relating to the ratification of the Company’s independent registered public accounting firm. Your broker does not have discretionary authority to vote your shares on any other matters. If you are a beneficial owner and you wish to attend or vote at the 2025 Annual Meeting, follow the instructions above under “Who May Attend and Vote at the 2025 Annual Meeting?”.

10. WHAT IF I WANT TO CHANGE OR REVOKE MY VOTE?

If you are a registered stockholder and have executed a proxy, you may revoke or change your proxy by:

•	giving written notice to our Corporate Secretary revoking your proxy, provided that it is received by 11:59 p.m. Eastern Time on June 16, 2025;

•	submitting a later-dated proxy by telephone or electronically before the polls close during the 2025 Annual Meeting;

•	mailing a later-dated proxy that is received by 11:59 p.m. Eastern Time on June 16, 2025; or

•	voting online at the 2025 Annual Meeting before the polls close.

Attendance at the 2025 Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If your shares are held in the name of a broker, bank, or other holder of record, you should follow the voting instructions you receive from the holder of record to revoke your proxy or change your vote.

11. HOW MANY SHARES MUST BE PRESENT OR REPRESENTED TO CONDUCT BUSINESS AT THE 2025 ANNUAL MEETING?

The presence, in person or by proxy, of the holders of a majority of the Company’s common stock issued and outstanding and entitled to vote at the 2025 Annual Meeting is necessary to constitute a quorum to transact business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner.

12. WHAT IF I AM A BENEFICIAL OWNER AND I DO NOT GIVE MY NOMINEE VOTING INSTRUCTIONS?

If your shares are held by a bank, broker, or other nominee on your behalf and you do not instruct the bank, broker, or other nominee as to how to vote these shares on Proposal 1 or Proposal 2, the bank, broker, or other nominee may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal and therefore will have no effect on the vote, assuming a quorum is present. Please instruct your bank, broker, or other nominee so your vote can be counted. With respect to Proposal 3, the bank, broker, or other nominee may exercise its discretion to vote for or against that proposal in the absence of your instruction.

2025 Proxy Statement | 53

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

13. HOW IS THE COMPANY DISTRIBUTING PROXY MATERIALS?

Under SEC rules, we have elected to make our proxy materials available to the majority of our stockholders over the internet rather than mailing paper copies of those materials to each stockholder. On or about April 28, 2025, we mailed to our stockholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability containing instructions on how to access the proxy materials by internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access the proxy materials over the internet.

If you received the Notice of Internet Availability and would like to receive (i) a paper copy of the proxy materials in the mail or (ii) an electronic copy of the proxy materials by email, in either case on a one-time or ongoing basis, follow the instructions in the Notice of Internet Availability to make this request.

14. WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS?

You may receive more than one copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. If you hold your shares through a bank, broker, or other nominee, rather than owning shares registered directly in your name, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Your intermediary will forward the proxy materials to you with a voting instruction form or provide electronic access to the materials and to voting facilities. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction form that you receive.

15. HOW DO I RECEIVE ELECTRONIC STOCKHOLDER COMMUNICATIONS?

We encourage stockholders to receive their stockholder information by email and through our website. Not only is this a quicker way for you to receive information, it helps us reduce paper and printing materials and lowers our postage costs. Registering for electronic communications is straightforward and can be done online at the website below provided by Computershare, our Transfer Agent.

Through www-us.computershare.com/investor, you can:

•	set up electronic stockholder communications;

•	view your stockholdings;

•	certify your tax status; and

•	update your address.

16. WHO CAN I CONTACT FOR GENERAL INFORMATION ABOUT MY STOCKHOLDINGS?

The Transfer Agent maintains the Company’s share register. If you have any questions about your holdings or you would like to notify the Company regarding a change of address, you may contact the Transfer Agent:

•	by telephone to 1-800-736-3001 or 1-781-575-3100 (international). The telephone lines are open from 8:00 a.m. to 8:00 p.m. Eastern Time each business day;

•	in writing, for regular delivery, to Computershare, P.O. Box 43006, Providence, RI 02940-3006, United States; or

•	in writing, for overnight delivery, to Computershare, 150 Royal St., Suite 101, Canton, MA 02021, United States.

17. WHO WILL PAY FOR THIS SOLICITATION?

The Company will bear the cost of preparing, assembling, printing, and mailing the proxy materials and the cost of soliciting proxies related to the 2025 Annual Meeting. We will request banks, brokers, or other nominees to solicit their customers who are beneficial owners of shares of common stock listed of record in the name of the bank, broker or other nominee and will reimburse such banks, brokers, or other nominees for their reasonable out-of-pocket expenses

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

for such solicitation. In addition to soliciting the proxies by mail and the internet, the Company’s directors, officers, and employees may solicit proxies personally or by telephone, messenger, facsimile, and e-mail, in each case without any additional compensation.

18. WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE 2025 ANNUAL MEETING?

Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2025 Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2025 Annual Meeting. If for any reason any of our director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

19. HOW CAN I FIND OUT THE VOTING RESULTS OF THE 2025 ANNUAL MEETING?

Voting results will be announced in a Current Report on Form 8-K that the Company will file with the SEC within four business days after the 2025 Annual Meeting.

2025 Proxy Statement | 55

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this Proxy Statement is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, and involves risks, assumptions, and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements can be identified by use of forward-looking terminology, including terms such as “plan,” “believe,” “may,” “continue,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or, in each case, the negative of these words, comparable terminology, or other references to future periods; however, statements may be forward-looking whether or not these terms or their negatives are used. Forward-looking statements are not a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved.

Our actual results could differ materially from the forward-looking statements included herein. We consider the assumptions and estimates on which forward-looking statements are based to be reasonable, but they are subject to various risks and uncertainties relating to our operations, financial results, financial conditions, business, prospects, future plans and strategies, projections, liquidity, the economy, and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors could cause our actual results to differ materially from those contained in forward-looking statements including, without limitation: food safety issues, including risks of food-borne illnesses, tampering, contamination, and cross-contamination; impacts from the 2024 cybersecurity incident or any other material failure, inadequacy, or interruption of our information technology systems, including breaches or failures of such systems or other cybersecurity or data security-related incidents; any harm to our reputation or brand image; changes in consumer preferences or demographic trends; the impact of inflation or changes in foreign exchange rates; our ability to execute on our omni-channel business strategy; regulatory investigations, enforcement actions, or material litigation; and other risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 27, 2025 and in other filings we make from time to time with the SEC.

These forward-looking statements are made only as of the date of this Proxy Statement, and we undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events, or otherwise, except as may be required by law.

56 | Krispy Kreme, Inc.

APPENDIX A — NON-GAAP FINANCIAL MEASURES

This Proxy Statement includes certain financial information that is not presented in conformity with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, organic revenue growth/(decline) and Net Leverage Ratio. These non-GAAP financial measures are not standardized, and it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP or a substitute for results reported under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, we urge you to review our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC and not to rely on any single financial measure.

We define “Adjusted EBITDA” as earnings before interest expense, net, income tax expense, and depreciation and amortization, with further adjustments for share-based compensation, certain strategic initiatives, acquisition and integration expenses, and certain other non-recurring, infrequent or non-core income and expense items. Adjusted EBITDA is a principal metric that management uses to monitor and evaluate operating performance and provides a consistent benchmark for comparison across reporting periods.

We define “organic revenue growth” as the growth in revenues, excluding (i) acquired shops owned by us for less than 12 months following their acquisition, (ii) the impact of foreign currency exchange rate changes, (iii) the impact of shop closures related to restructuring programs such as the shop portfolio optimization program initiated for Krispy Kreme U.S. during fiscal year 2022, (iv) the impact of the Branded Sweat Treats business exit, (v) the impact of the divestiture of Insomnia Cookies, and (vi) revenues generated during the 53rd week for those fiscal years that have a 53rd week based on our fiscal calendar. Organic revenue growth measures our revenue growth trends excluding the impact of acquisitions, divestitures, and foreign currency, and we believe it is useful for investors to understand the expansion of our global footprint through internal efforts.

We define “Free Cash Flow” as cash provided by operating activities less purchases of property and equipment.

2025 Proxy Statement | 57

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of net income/(loss) to Adjusted EBITDA for the periods indicated:

Krispy Kreme, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited and in thousands, except per share amounts)

	Fiscal Years Ended
(in thousands)	December 29, 2024	December 31, 2023	January 1, 2023
Net income/(loss)	$3,815	$(36,647)	$(8,775)
Interest expense, net	60,066	50,341	34,102
Income tax expense/(benefit)	15,954	(4,347)	612
Share-based compensation	35,149	24,196	18,170
Employer payroll taxes related to share-based compensation	358	395	312
Gain on divestiture of Insomnia Cookies	(90,455)	—	—
Other non-operating expense, net(1)	1,885	3,798	3,036
Strategic initiatives(2)	19,993	29,057	2,841
Acquisition and integration expenses(3)	3,282	511	2,333
New market penetration expenses(4)	1,407	1,380	1,511
Shop closure expenses, net(5)	4,861	17,335	19,715
Restructuring and severance expenses(6)	7,561	5,050	7,125
Gain on remeasurement of equity method investment(7)	(5,579)	—	—
Gain on sale-leaseback	(1,569)	(9,646)	(6,549)
Other(8)	3,203	4,307	6,285
Amortization of acquisition related intangibles(9)	30,297	29,373	28,456
Adjusted EBIT	$90,228	$115,103	$109,174
Depreciation expense and amortization of right of use assets	103,300	96,521	81,555
Adjusted EBITDA	$193,528	$211,624	$190,729

(1)

Primarily foreign translation gains and losses in each period. Fiscal year 2024 also consists of equity method income from Insomnia Cookies following the divestiture discussed in Note 2, Acquisitions and Divestitures, to the audited Consolidated Financial Statements included in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 (the “2024 Annual Report”).

(2)

Fiscal year 2024 consists primarily of costs associated with the divestiture of the Insomnia Cookies business, preparing for the McDonald’s U.S. expansion, and global transformation. Fiscal year 2023 consists primarily of costs associated with global transformation and U.S. initiatives such as the decision to exit the Branded Sweet Treats business, including property, plant and equipment impairments, inventory write-offs, employee severance, and other related costs. Fiscal year 2022 consists mainly of equipment disposals, equipment relocation and installation, consulting and advisory fees, and other costs associated with the shift of Branded Sweet Treats manufacturing capability from Burlington, Iowa to Winston-Salem, North Carolina.

(3)

Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, and advisory fees incurred in connection with acquisition and integration-related activities for the applicable period.

(4)	Consists of start-up costs associated with entry into new countries in which the Company has not previously operated, including Brazil and Spain.

(5)	Includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment.

(6)

Fiscal year 2024 consists primarily of costs associated with the restructuring of the U.S. and U.K. executive teams. Fiscal years 2023 and 2022 consist primarily of costs associated with restructuring of the global executive team.

(7)

Consists of a gain related to the remeasurement of the equity method investments in KremeWorks USA, LLC and KremeWorks Canada, L.P. to fair value immediately prior to the acquisition of the shops. Refer to Note 2, Acquisitions and Divestitures, to the audited Consolidated Financial Statements included in Item 8 of Part II of the Company’s 2024 Annual Report for more information.

(8)

Fiscal year 2024 consists primarily of $3.1 million in costs related to remediation of the Company’s 2024 cybersecurity incident, including fees for cybersecurity experts and other advisors. Fiscal years 2023 and 2022 consist primarily of legal and other regulatory expenses incurred outside the ordinary course of business on matters described in Note 15, Commitments and Contingencies, to the audited Consolidated Financial Statements included in Item 8 of Part II of the 2024 Annual Report.

(9)	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Consolidated Statements of Operations in the 2024 Annual Report.

58 | Krispy Kreme, Inc.

The following table presents a breakdown of total net revenue and organic revenue growth by segment for the periods indicated.

(in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in fiscal 2024 (52 weeks)	$1,058,736	$519,102	$87,559	$1,665,397
Total net revenues in fiscal 2023 (52 weeks)	1,104,944	489,631	91,529	1,686,104
Total Net Revenues (Decline)/Growth	(46,208)	29,471	(3,970)	(20,707)
Total Net Revenues (Decline)/Growth %	(4.2)%	6.0%	(4.3)%	(1.2)%
Less: Impact of shop optimization program closures	(463)	—	—	(463)
Less: Impact of Insomnia Cookies divestiture	(100,965)	—	—	(100,965)
Less: Impact of Branded Sweet Treats exit	(5,853)	—	—	(5,853)
Adjusted net revenues in fiscal 2023	997,663	489,631	91,529	1,578,823
Adjusted net revenue growth/(decline)	61,073	29,471	(3,970)	86,574
Impact of acquisitions	(15,656)	(2,865)	5,371	(13,150)
Impact of foreign currency translation	—	5,883	—	5,883
Organic Revenue Growth	$45,417	$32,489	$1,401	$79,307
Organic Revenue Growth %	4.6%	6.6%	1.5%	5.0%

The following table reconciles net cash provided by operating activities to Free Cash Flow for the periods indicated:

	Fiscal Years Ended
	December 29, 2024	December 31, 2023	January 1, 2023
Net cash provided by operating activities	$45,832	$45,544	$139,818
Purchase of property and equipment	$(120,792)	$(121,427)	$(111,717)
Free Cash Flow	$(74,960)	$(75,883)	$28,101

2025 Proxy Statement | 59

P.O. BOX 8016, CARY, NC 27512-9903
Your vote matters!
Have your ballot ready and please use one of the methods below for easy voting:
Your control number
Have the 12 digit control number located in the box above available when you access the website and follow the instructions.
Krispy Kreme, Inc. Internet:
www.proxypush.com/DNUT
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
For Stockholders of Record as of April 21, 2025 Phone:
1-866-475-0865
Tuesday, June 17, 2025, 10:00 AM, Eastern Time
Annual Meeting to be held live via the internet—please visit • • Use any touch-tone telephone
• Have your Proxy Card ready www.proxydocs.com/DNUT for more details Follow the simple recorded instructions
Mail:
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid
YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Eastern Time, June 17, 2025.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Joshua Charlesworth, Jeremiah Ashukian, and Atiba Adams (the “Named Proxies”), and each or any of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and any of them, to vote all the shares of capital stock of Krispy Kreme, Inc. (the “Company”), which the undersigned is entitled to vote at the Company’s 2025 Annual Meeting of Stockholders and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the may meeting properly or come any adjournment before the meeting or postponement and revoking thereof, any proxy conferring heretofore authority given upon . the Named Proxies to vote in their discretion on such other matters as THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed adjournment herein or. postponement In their discretion, thereof the.Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance this card. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return
PLEASE BE SURE TO MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE
Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Krispy Kreme, Inc. Annual Meeting of Stockholders
Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR EACH DIRECTOR NOMINEE LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3
BOARD OF DIRECTORS
PROPOSAL YOUR VOTE RECOMMENDS
1. To elect nine Directors to hold office for a one-year term and until his or her successor shall have been elected and qualified;
FOR AGAINST ABSTAIN
1.01 Marissa Andrada FOR
1.02 Patricia Capel FOR
1.03 Joshua Charlesworth FOR
1.04 David Deno FOR
1.05 Patrick Grismer FOR
1.06 Bernardo Hees FOR
1.07 Gerhard Pleuhs FOR
1.08 Easwaran Sundaram FOR
1.09 Gordon von Bretten FOR
FOR AGAINST ABSTAIN
2. To approve an advisory resolution regarding the Company’s executive compensation; FOR
3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public FOR accounting firm for fiscal year 2025; and
4. To transact such other business as may properly come before the 2025 Annual Meeting or any adjournment thereof.
You must register to attend the meeting online and/or participate at www.proxydocs.com/DNUT
Authorized Signatures—Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable) Date Signature (if held jointly) Date